MARKED TO SHOW CHANGES
             As filed with the Securities and Exchange Commission on
                              September 11, 1996
                            Registration No. 33-7113

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                 AMENDMENT NO. 1
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                           ---------------------------


                                VENTURETECH, INC.
             (Exact name of registrant as specified in its charter)

          Idaho                            7999                   87-0462258
(State or other jurisdiction    (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization)Classification CodeNumber)IdentificationNumber)

           11480 Sunset Hills Road, Suite 110E, Reston, Virginia 22090
                                 (703) 471-5623
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                                executive office)

                                Arthur Rosenberg
           11480 Sunset Hills Road, Suite 110E, Reston, Virginia 22090
                                 (703) 471-5623
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Leonard E. Neilson, P.C.
                        1121 East 3900 South, Suite C-200
                           Salt Lake City, Utah 84124
                            Telephone: (801) 288-2855
                         Attn: Leonard E. Neilson, Esq.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         VENTURETECH, INC.

                      CROSS-REFERENCE SHEET
           Pursuant to Item 501(b) of Regulation S-K

            Form S-1                             Location in Prospectus

1.Forepart of the Registration
   Statement and Outside Front
   Cover Page of Prospectus                      Forepart of the
                                                 Registration Statement and
                                                  Outside Front Cover Page

2.Inside Front and Outside Back
   Cover Pages of Prospectus                     Inside Front Cover Page;
                                                  Outside Back Cover Page

3.Summary Information, Risk
   Factors and Ratio of Earnings
   to Fixed Charges                              Prospectus Summary; Risk
                                                  Factors

4.Use of Proceeds                                Use of Proceeds

5.Determination of Offering Price                      *

6.Dilution                                       Risk Factors; Dilution

7.Selling Security Holders                       Selling Stockholders

8.Plan of Distribution                           Outside Front Cover Page;
                                                  Plan of Distribution;
                                                  Selling Stockholders

9.Description of Securities to be
   Registered                                    Outside Front Cover Page;
                                                 Description of Securities

10.Interests of Named Experts and
    Counsel                                      Legal Matters; Experts

11.Information With Respect to the
    Registrant                                   Outside Front Cover Page;
                                                  Prospectus Summary; The
                                                  Company; Risk Factors; Use
                                                  of Proceeds; Dividend
                                                  Policy; Capitalization;
                                                  Selected Financial Data;
                                                  Management's Discussion
                                                  and Analysis of Financial
                                                  Condition and Results of
                                                  Operations; Business;
                                                  Management; Certain
                                                  Transactions; Principal
                                                  Stockholders; Description
                                                  of Securities; Shares
                                                  Eligible for Future Sale;
                                                  Financial Statements

12.Disclosure of Commission Position
    on Indemnification for Securities
    Act Liabilities                                          *
____________________________________
* Not Applicable

PROSPECTUS


                            VENTURETECH, INC.

                   6,000,000 Shares of Common Stock


     This Prospectus relates to the sale by certain selling stockholders (the "Selling Stockholders") of 6,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of VentureTech, Inc. ("VentureTech" or the "Company"). The Shares of Common Stock being offered by the Selling Stockholders were previously issued by the Company in a private transactions on April 29, 1996 and are being held in escrow pending the effectiveness of this Prospectus. See "Description of Securities." The Company is not offering any shares of Common Stock hereunder and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. The Company will receive from the Selling Stockholders $10.00 per share as payment for the Shares. It is anticipated that the Selling Stockholders will offer such shares of Common Stock from time to time in market transactions at the then prevailing market price and terms, or in negotiated transactions or otherwise, and without the payment of any underwriting discount or commission, except for usual and customary selling commissions paid to brokers or dealers. The Selling stockholders also may sell such shares of Common Stock from time to time, as might be permitted under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").
All expenses associated with the sale of shares of Common Stock by the Selling Stockholders will be paid by the Selling Stockholders.

     The Company has applied to have its Common Stock approved for quotation through the Nasdaq Stock Market System subject to listing guidelines. Currently, the Common Stock is traded in the over-the-counter market. On September 3, 1996, the bid and asked prices of the Common Stock as reported by the OTC Bulletin Board were $13.87 and $14.25, respectively. See "Market Information." Prior to this Offering, there has been a limited public trading market for the Common Stock and there can be no assurance that a significant public market will develop after the completion of the Offering or, if developed, that it will be sustained.


             THE  SECURITIES  OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE
                 OF RISK AND IMMEDIATE  SUBSTANTIAL DILUTION.  SEE
                 "RISK  FACTORS"     PAGE 11      AND  "DILUTION."

                           ---------------------------



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Company intends to furnish to the holders of the Common Stock annual reports containing audited financial statements with a report thereon by independent certified public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.









         The date of this Prospectus is     September 11, 1996.

                                PROSPECTUS SUMMARY

    The following summary information is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context indicates otherwise, all references in this Prospectus to "VentureTech" or the "Company" include its predecessors and subsidiaries.

                                 The Company

     VentureTech, Inc. ("VentureTech" or the "Company") is engaged in the development, acquisition and licensing of certain computer based technology designed to ultimately offer a full range of casino style gaming, entertainment, information and financial transaction services over the worldwide Internet. Through its technology agreements and licenses, the Company intends to establish a series of multi-cultural / multi-ethnic virtual casinos over the Internet from various locations around the world. A casino is deemed to be "virtual" when it emulates actual casino style games offered in existing land-based casinos, but provides such gaming services via computer software and hardware as opposed to actual gaming equipment such as slot machines and blackjack tables.

     The Internet is generally defined as a hierarchical collection of interconnected computer networks throughout the world. Individual websites, a collection of files and applications on a specific computer system, are established by individuals or organizations that seek to provide information and/or services to the general public. Interested parties access a particular website at a unique Internet address, typically by way of an off-site computer and modem, and through the services of a local Internet service provider. The Company intends to establish unique Internet addresses for its virtual casinos to clearly distinguish them from others that may be established by competitors.

     The Company has created two wholly owned subsidiaries, EuroAsian E-Casinos, Inc. (hereinafter "E-Casinos"), and Cybernet Currency Clearing, Inc.
(hereinafter "CCCI") to facilitate the distinct operations of its business. E-Casinos was established as a foreign corporation in the Marshall Islands to own, either solely or in partnership with joint venturers, and operate multiple full service virtual gambling casinos over the Internet. CCCI was established as a Nevada corporation to function as an international currency converter of world currency in various international business transactions.

     In developing its Internet gaming and financial transaction services, the Company intends to acquire or otherwise obtain, by license or other agreement, access to newly emerging Internet security and gaming technologies. The Company has entered into separate agreements with CasinoWorld Holdings, Ltd ("CWH"), a Delaware corporation, and Alphacom Data Security Services, Inc.

("Alphacom"), a Nevada corporation, to supply the necessary technology and related services to conduct the Company's business operations. Operating through its newly created subsidiaries and in reliance upon its agreements with CWH and Alphacom, the Company is preparing to commence substantive operations of its gaming services over the Internet during the second half of 1996 or first quarter of 1997.

     The Company plans to establish its virtual casinos by creating partnerships and join ventures whereby the venture partners will share revenues with the Company pursuant to revenue sharing agreements to be negotiated and executed. The Company's primary strategy is to fully use the CWH technology to establish its virtual casinos. Management believes, however, that it may improve its percentages of revenue sharing in the virtual casinos by establishing various gaming technology license agreements with multiple third parties, although there can be no assurance that such agreements can be finalized.
     The Company intends to establish a series of virtual casinos over the Internet from "authorized locations" around the world. The Company's licensing and operating agreements with CWH require that a valid gaming license be obtained from international jurisdictions acceptable to CWH for each individual virtual casino to be licensed from CWH, provided that such jurisdiction requires a gaming license. Once the Company obtains approval from CWH regarding the submitted foreign gaming license, the Company may offer its Internet gaming services to any jurisdiction in the world where such Internet gaming is lawful. These areas where Inernet gaming is considered lawful constitute "authorized locations." The Company is currently seeking valid gaming licenses from the jurisdictions of Turkey and the Marshall Islands. As of the date hereof, no formal agreements have been reached with any recognized authorized location. See "Business - Government Regulations."
     In anticipation of entering into the Internet gaming services business, the
Company      on March  14,  1996  effected       the  sale of its  wholly  owned
subsidiary, Tessier Resources, Ltd. ("Tessier"), to Kaniksu Ventures, Inc. ("Kaniksu") in exchange for a $3,000,000 debenture convertible into 2,000,000 shares of Kaniksu common stock. The $3,000,000 debenture matures in four (4) years from the date of issuance, carries no interest, and may be converted at the conversion price of $1.50 per share into an aggregate of 2,000,000 shares of authorized but previously unissued shares of Kaniksu common stock at any time prior to repayment of the debenture. Presently, VentureTech does not have an ownership interest in Kaniksu. However, if the debenture was totally converted into 2,000,000 shares of Kaniksu common stock as of the date hereof, and assuming no additional Kaniksu shares have been issued, VentureTech would own approximately 40% of Kaniksu's issued and outstanding common stock.

     As additional consideration for the acquisition of Tessier, Kaniksu has agreed to issue to eligible stockholders of the Company shares of Kaniksu common stock and rights to purchase additional shares. Under the terms of the agreement, each individual VentureTech stockholder as of the date of record, April 5, 1996, is entitled to five (5) shares of authorized but previously unissued Kaniksu common stock for each 100 shares of VentureTech common Stock owned. Further, each five shares of Kaniksu common stock issued to VentureTech stockholders shall include ten (10) rights, each right entitling the holder thereof to purchase one additional share of Kaniksu common stock for $2.25 per share for a period of sixty (60) days following receipt of the Kaniksu shares and rights. Kaniksu intends to provide these shares and rights pursuant to a registration statement to be filed as soon as practical. See "Business Background."
     Tessier is in the business of developing and supplying snow and ice removal technology to the commercial market. Management believes that the attention required by this subsidiary would detract from the potentially more lucrative business of Internet gaming and it is in the best interest of the Company to divest itself of this subsidiary.

     In April 1996, the Company incorporated E-Casinos in the Republic of the Marshall Islands primarily to take advantage of favorable tax laws and to avoid possible conflicts with United States ("US") laws in regard to Internet gaming. Although the Company does not believe that its intended business actions violate the letter of the law in regards to any existing regulations of the US, management intends to focus primarily on the market outside of the US until such time as US laws, specifically in regard to Internet gaming, are clarified.

     A bill to create a national commission to study gambling in the US (including interactive virtual wagering) was tentatively approved by a Senate
committee  in May  of  1996.       On  July  22,  1996,  the  House  gave  final
congressional approval to a measure that would create a federal commission to examine the rapid growth of the US gambling industry. On a voice vote, the House sent the legislation to President Clinton, who has said he supported the bill. The bill's sponsor is Rep. Frank R. Wolf (R-Va.). The measure would create a nine member National Gambling Impact and Policy Commission to study economic and social impact of gambling and report its findings to Congress and the president in two years. The commission could recommend changes in state or federal gambling policies. Among the issues the panel would examine is gambling on the Internet. As of the date hereof, there is no indication as to any potential legislation or new laws that may result from this commission . See "Business - Government Regulations."

     Through E-Casinos, the Company intends to establish its first virtual casino in affiliation with CWH. On March 4, 1996, the Company entered into a definitive non-exclusive license agreement

(the "License Agreement") with CWH for CWH's proprietary technology and a non-exclusive sublicense to use Durand Communications Network's ("Durand") MindWireTM software technology. Durand is a privately held corporation founded in 1993 in Santa Barbara, California and is a software developer of client-server technologies for real time electronic commerce and other applications. In consideration of a $2,000,000 license fee, the Company was granted a non-exclusive license to CWH's revolutionary new Virtual CasinoWorldTM software application, an interactive service bureau , gaming service and multimedia virtual casino on the Internet. With a non-exclusive sublicense to the MindWireTM proprietary technology, the Company will be able to provide its customers with realistic casino wagering games with high-level 3-D graphics, player interactivity in real-time scenarios and with automatic updating of applications and graphics during online sessions. E-Casinos also intends to ultimately offer a "Sportsbook," capable of providing wagering opportunities on sporting events, as well as access to various international lottery purchases. It is expected that these supplemental services will be provided in association with third parties already engaged and knowledgeable in these business areas.

     On April 19, 1996 the Company also entered into an Operating, Revenue Sharing and Management Services Agreement (the "Operating Agreement") with CWH. This Operating Agreement provides the Company with a new interactive platform that will combine Monacall s.a.m. L'Univers Telematique's ("Monacall") Interactive Voice Response software with CWH's Virtual CasinoWorldTM application. The integrated technologies will provide secured transaction processing, gaming, international bank account management and technical administration, via Monte Carlo, Monaco, of the Virtual CasinoWorldTM
application. E-Casinos has contracted with CWH whereby CWH will provide, pursuant to a joint venture between CWH and Monacall, facilities in Monaco, telecom bandwith, Tandem banking services, business licenses, Monaco operating approvals, banking relationships and expertise. Monacall, a Monegasque corporation with headquarters in Monte Carlo, has been authorized by the Principality of Monaco by way of an approval letter executed by the Department of Finances and Economy, to provide a platform for interactive wagering and gaming for telecom and Internet activities. This will allow transaction processing for Internet gaming that is legally initiated outside of Monaco and provide a safe and plausible operation of its online interactive gaming activities.


     Under its revenue sharing agreement with CWH, the Company shall receive 33.333% of the gross win/loss disbursed from operations of the virtual casino. CWH and its affiliated telephony and transaction facility (Monacall) shall share the balance of win/loss distributions.

     The Company will market and focus its casino operations primarily in Europe, Asia, and the Middle East offering a full range of gambling, information and other entertainment services over the Internet. E-Casinos will operate under strict guidelines and laws to assure fair opportunities for its Internet clients. The Company is currently engaged in discussions and negotiations with interested parties and potential partners and joint venturers in various parts of the world. Based on the success of these discussions, of which there can be no assurance, the Company intends to establish multi cultural/multi-ethnic casinos around the world over the next several years as satisfactory agreements can be entered into.

     Presently, US laws are vague on the matter of Internet wagering within the US. Management believes that until such time as new legislation is passed or current statutes are adequately defined, it is in the Company's best interest to delay marketing its Internet gaming services within the US. Thus, all of the Company's initial marketing will be directed outside the US.

     In March 1996, the Company entered into an agreement with Alphacom Data Security Services, Inc., a Nevada corporation ("Alphacom"), for a license to use and to further sublicense Alphacom's Internet gaming software integrated with the Alpha Guard computer security application. The Company has paid an aggregate of $250,000 toward an exclusive license for the software technology as it relates to the Internet gaming industry. In further consideration for the license, E-Casinos will pay to Alphacom an additional license fee (royalty) of up to ten percent (10%) of the net win/loss earned by the Company, after payouts and certain license fees (as applicable), generated from casino operations using the Alphacom software.

     In September 1995, the Company entered into a letter of understanding with CD MAX, Inc. ("CD-MAX"), a Delaware corporation, to license CD-MAX's propriety software encoding, encryption and billing system for exclusive use within the Internet gaming industry. Management anticipates using CD-MAX's encryption expertise with both of its subsidiaries, E-Casinos and CCCI, as a supplement or an alternative to other security measures. The CD-MAX technology will likely be integrated with the Company's other licensed technology to offer maximum security and provide users anonymity and financial protection in banking, currency exchanges and playing the full range of casino games, although there can be no assurance the level of security represented. The CD-MAX system is not expected to require any additional hardware devices and can be automatically installed at the initial service log on.

     In August 1995, the Company created Cybernet Currency Clearing, Inc. ("CCCI") to become engaged in the business of providing international business services, primarily the conversion of international currency into "e-cash" or "e-dollars" on a fee basis.

Once  operational,  CCCI     is expected to       perform  conversions  of world
currencies into "e-cash" and then back to hard currency for individual clients, for associated Internet casinos. Further, management intends to align CCCI with major banks to provide a secure conversion service for exchanging their client's money to and from "e-cash". The Company intends to use a portion of the proceeds from the sale of Common Stock to the Selling Stockholders to commence CCCI's operations.

     Through its subsidiary, E-Casinos, the Company intends to offer a full range of Internet gaming, information and entertainment services in the form of virtual casinos on the Internet, open to all individuals interested in playing casino style games for real money on a worldwide basis, subject to local laws and regulations. E-Casinos must adhere to the legal requirements of each jurisdiction in which it operates from or offers it services. The virtual casinos will initially offer a cross-section of casino style games including, but not limited to, blackjack, craps, roulette, poker, keno and slots. Other casino games, such as baccarat, will be added over time consistent with the cultural and regional demands of the clientele. In addition, E-Casinos, most likely through a partnership and/or joint venture, intends to ultimately offer a "Sportsbook" for wagering on international sporting events and access to international lottery ticket purchases.

     CCCI,  when fully  operational,       intends to       secure the  currency
transactions for E-Casinos by using the security technologies licensed with its affiliates. The primary focus of CCCI is to convert the electronic money, known as "e-cash", into real dollars (or other appropriate currency). CCCI will perform the conversion of currencies, for transaction fees, into "e-cash" and then back to dollars for its associated virtual casinos. The actual financial transactions will be handled by a major bank(s) affiliated with the Company that will provide the administrative expertise and credibility required by customers when dealing in personal financial transactions. Neither the Company nor
CCCI has entered into any definitive agreements with prospective affiliated banks due to the current stage of early development. The Company expects to materially depend on its pending license and technology agreements with CD-MAX, Inc. to implement its proposed currency services and strategy. The operation of CCCI is separate and apart from the Company's agreement with CWH. CWH has no current obligation to incorporate or integrate these proposed operations or technology into its virtual casino operations. The Company intends to use a portion of the proceeds from the sale of Common Stock to the Selling
Shareholders  to  commence  CCCI's  operations.  See  "Business  -  Business  of
Issuer."

                                  The Offering

Securities Offered                            6,000,000 shares of Common Stock
                                              sold by Selling Stockholders.
Shares of Common Stock
 Outstanding:
     Before Offering (1)                      16,850,186 shares
     After Offering (1)                       16,850,186 shares
Proposed Nasdaq Symbol(2)                    "VTEH"
 Use of Proceeds                              Although the Company will not
                                              receive any proceeds from the
                                              sale of shares of Common Stock by
                                              the Selling Stockholders pursuant
                                              to this Prospectus, the Company
                                              will receive $60,000,000 ($10.00
                                              per share) from the private sale
                                              of 6,000,000 shares to the
                                              Selling Stockholders.  Net
                                              proceeds after deducting all
                                              costs associated with the sale
                                              and placement of the Shares and
                                              preparation of the registration
                                              statement to which this
                                              Prospectus relates, is estimated
                                              to be $47,850,000 and will be
                                              used for research and
                                              development, marketing and
                                              advertising, licensing and
                                              acquisition of related
                                              technology, licensing fees to
                                              various government agencies, and
                                              working capital and other general
                                              corporate purposes.  See "Use of
                                              Proceeds."
Risk Factors                                  The Offering involves a high
                                              degree of risk as well as
                                              immediate and substantial
                                              dilution.  See "Risk Factors" and
                                              "Dilution."

(1) The Common Stock being offered hereby has been issued to the Selling Stockholders and is being held in escrow pending completion of the registration statement to which this Prospectus relates and receipt of payment for the Shares. Purchasers pursuant to this Offering will purchase from the Selling Stockholders and not from the Company. Amounts shown do not include (a)
   2,341,968 shares of Common Stock issuable upon exercise of certain warrants and stock options held by certain individuals at present exercise prices per share of $1.70 to $6.00 per share, (b) 15,200,000 shares of Common Stock issuable upon conversion of certain convertible debentures at the present exercise price of $.03 per share, and (c) additional shares of Common Stock that may be issued upon conversion of certain other convertible securities that are either presently outstanding or may be issued in the future. See
""Description of Securities", and "Risk Factors - Additional
Dilution."

(2) Concurrent with the filing of the registration statement to which this Prospectus relates, the Company has applied to have its Common Stock approved for quotation through the Nasdaq Stock Market System. Currently, the Common Stock is traded in the over-the-counter market. See "Risk Factors - Limited Public Market for Shares; Possible Volatility of Price of Shares" and "Market Information."

                       Summary Financial Information
Statement of Operations Data:

                                                                                                            From
                                                                                                        Inception on
                                        Six Months                                                        January 1,
                                           Ended                       Years Ended                      1986 Through
                                         June 30,                    December 31,                          June 30,
                                      -------------    --------------------------------------------     -------------
                                           1996            1995            1994            1993              1996
                                      ---------------  ------------    ------------    ---------        ---------

Revenue..........................   $      -       $       -      $       -          $       -          $    5,645
                                    ------------- --------------  --------------     -----------        ----------
Expenses
     Research and development              -               -              -               -                 50,215
     General and administrative           896,792         906,518         29,190          15,200         2,130,854
     Depreciation................          11,568          -              -               -                 11,568
                                     ------------   -------------  -------------   -------------    --------------
Total Expenses...................         908,360         906,518         29,190          15,200         2,192,637
                                      -----------      ----------     ----------      ----------        ----------
     Net income (loss)
        from operations..........        (908,360)       (906,518)       (29,190)        (15,200)       (2,186,992)
                                       ----------     -----------     ----------      ----------        ----------
Other income / expense
     Interest expense............          (8,750)        (27,709)        -               -                (36,459)
                                     ------------      ----------- -------------   -------------       -----------
Total other income / expense               (8,750)        (27,709)        -               -                (36,459)
                                     ------------      ----------- -------------   -------------       -----------
Income (loss) before loss from
   discontinued operations and
   provisions for income tax.....        (917,110)       (934,227)       (29,190)        (15,200)       (2,223,451)
Loss from discontinued
   operations....................         (34,206)       (103,008)        -               -               (137,215)
Income taxes (benefit)...........           -               -             -               -                 -
                                  -------------------------------- -------------   ------------- ------------
Net income (loss)................     $  (951,316)    $(1,037,235)   $   (29,190)    $   (15,200)     $ (2,360,666)
                                      ===========     ===========    ===========     ===========      ============
Income (loss) per share..........     $    (0.08)     $     (0.25)   $     (0.01)    $     (0.01)
     Weighted average number
        of shares outstanding....       11,650,880       4,177,136      3,695,920       1,960,154


Balance Sheet Data:
                                                          June 30, 1996
                                                  Actual         Pro Forma(1)

Working capital...........................    $ (1,772,168)       $46,077,832
Total assets..............................       2,579,213         50,429,213
Total stockholders' equity................         692,913         48,542,913

(1) Adjusted to give effect to the private sale of the 6,000,000 shares of Common Stock to the Selling Stockholders and hereby offered for resale by the Selling Stockholders to the public, and the initial application of the estimated net proceeds from the sale to the Selling Stockholders.
     See "Use of Proceeds."

                                     RISK FACTORS

     An investment in the Common Stock offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the Company and its business.

     History of Losses / No Assurance of Future Profitability The Company has not generated any revenues from its present and proposed business, and had not generated any revenue and operated at a net loss for the past several fiscal years. The accumulated deficit of the Company as of June 30, 1996 was $2,360,000. There can be no assurance that the Company will be able to realize revenues and attain profitability in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Limited Operating History / Sole Product in Development Stage. The Company is in the development stage and its proposed operations are subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. The Company has not realized operating revenues to date from its proposed operations. The Company is currently engaged in the development of certain computer technology designed to ultimately offer a full range of gaming services and casino style games over the Internet and the likelihood of success of the Company must be considered in light of the many unforeseen costs, expenses, problems, difficulties and delays frequently associated with product development and with new business ventures. To date, the Company has no experience in marketing its products and services, and there can be no assurance of market acceptance of the Company's proposed gaming services or that the Company will be able to operate profitably. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     Uncertain Market Acceptance. The Company's proposed gaming services over the Internet is a relatively new industry and the Company will compete with existing and more established recreational services and products now being offered over the Internet, in addition to certain other forms of entertainment. There can be no assurance that the Company's gaming services or any other products currently being developed will be successfully marketed by the Company or will become widely accepted.

     Technological Changes / Competition. The Company's proposed computer technology designed to offer a full range of gaming services and casino style games over the Internet is characterized by rapid and significant technological change in the computer, software and telephony industries. Many entities are engaged in research and development with respect to offering gaming services on the Internet. There can be no assurance that the Company's competitors will not develop technologies and products that are more effective and efficient than the Company's products or that the Company's technology and products will not be rendered obsolete by such developments. There can be no assurance that other companies with greater financial and technological resources will not develop gaming services over the Internet with better capabilities than the Company's.

     Presently, the Company is aware of several companies, organizations and individuals currently offering or purporting to offer on the Internet similar gaming services as that of the Company. Those organizations with the greatest visibility to date include, but are not limited to, Internet Casinos, Interactive Gaming & Communications Corp. (formerly Sports International - USA), Casinos of the South Pacific, and Virtual Vegas. As of this date, to the best knowledge of the Company, no entity is offering casino style gambling for other than fun on the Internet. The Company is aware of several firms currently offering actual wagering on various sporting events with financial transactions being administered from off-shore (outside the US) accounts. In addition, several organizations currently offer lottery tickets for sale from international lotteries. One particular organization, Interlotto, operates an Internet lottery authorized by the Liechtenstein Government. The barrier to entry to most Internet markets, including the gambling segment, is relatively low making its accessible to a wide number of entities and individuals. Thus, in addition to those known competitors of the Company, it is most likely several new competitors may be established in the immediate future. There is no assurance that the Company will be able to compete successfully with any existing or newly developed entity offering the same or similar services of those of the Company. See "Business- Technological Change and Competition."

     Risks Associated with Foreign Sales. Initially, it is anticipated that practically all of the Company's revenues will be derived from sales in foreign countries. The Company will have to comply with the local laws and regulations in those foreign jurisdictions in which the Company elects to offers its services. There can be no assurance that the Company will be able to comply with such laws and regulations. See "Business - Government Regulations." Because the Company's virtual casinos will require advance payments by players either by cash or by recognized credit card, the Company does not anticipate difficulties in collecting accounts receivable. In the past, there have been significant fluctuations in the exchange rates between the dollar and the currencies in many of the countries the Company anticipates doing business in. Further, foreign countries may impose limitations in the amount of currency that may be withdrawn from such countries. Such limitations, if imposed, could adversely affect the Company's liquidity and business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
     Risks Associated with Credit Card Sales. Recently, there has been considerable negative publicity regarding potential security concerns related to the use of credit cards over the Internet. In this regard, the risk exists that the fraudulent and illegal misuse of credit cards and stolen credit card numbers could negatively impact on the Company's operations of its Internet gaming and potential revenues. Management believes that the risk of loss to the Company related to the illegal use of credit cards is modest and is incorporating into its operations certain security systems and encryption applications to thwart any possible threat of credit card misuse. See "Business of Issuer" (Alphacom Data Security Services, Inc. and CD-MAX) and "Products and Services."
         The Company believes that the concern over the use of credit cards over the Internet is overstated. When one compares the difficulty of illegally capturing such credit card information to the free use of credit cards in every day use, the degree of concern is unwarranted. Individuals routinely use their credit cards which results in paper copies of their credit card information. This information is readily available to clerks, servers, accountants, and managers, among others. The degree of risk is actually greater in these environments. The industry has, however, recognized this concern and has made gains both in the advance of encryption applications and associated publicity to alleviate such concerns.

     Dependence on Key Personnel. The Company's future success is dependent on certain key management and technical personnel. Presently the Company employs one person who functions as the Company's Chief Operating Officer and Chief Financial Officer. The Company primarily relies upon consultants and advisors who are not employees of the Company. The loss of key personnel or the inability to attract and retain highly qualified personnel, consultants or advisors could adversely affect the Company's business. The Company faces competition for such personnel from other companies and organizations. There can be no assurance that the Company will be successful in hiring or retaining qualified personnel. The Company has not obtained keyman insurance on any of its key personnel or management nor has the Company entered into employment agreements with any employee. See "Management Employment Agreements."

     Uncertainty of Protection Afforded by Patents, Copyrights and/or Proprietary Rights. The Company's current business is based on technologies acquired or otherwise licensed from third parties. The Company does not own or
otherwise  control any  patents,  copyrights  or  trademarks,       although the
Company  has  submitted  a  trademark  application  for both  "VentureTech"  and
"E-Casinos."        However,  those third  parties  from which the Company  does license its technology have taken the appropriate steps to protect the intellectual property rights of the technology. CasinoWorld Holdings, Inc. has copyrighted and trademarked the Virtual CasinoWorldTM software application. Also, Durand has copyrighted and trademarked the MindWireTM application. Further, certain modules of the MindWireTM application are currently patent pending. Certain software code developed through Alphacom has been copyrighted through its affiliate developer, World Star Holdings, Ltd., a Canadian corporation. The system security software application, developed by CD-MAX, Inc., has been copyrighted and trademarked and CD-MAX intends to expand its current patents to include additional security applications. There can be no assurance that any remaining patent [or copyright] applications relating to the Company's licensed technology will result in patents being granted or that, if granted, such patents will afford protection against competitors with similar technology. Also there can be no assurance that those entities licensing the Company's technology will have the financial resources necessary to enforce any patent or copyright rights it may hold. Although the Company is not aware of any infringement claim against its technology, in the event that a future claim against the developer and/or the Company is successful, it may be necessary for the Company to obtain additional licenses to such patents or to other patents or proprietary technology. There can be no assurance that the Company will be able to obtain any such additional licenses on commercially reasonable terms. Any disclosure of such technology or development of substantially equivalent technology could result in increased competition that might materially and adversely affect the Company's revenues and cost of sales.

     The Company will attempt to protect its own proprietary technology by relying on trade secret laws and non-disclosure and confidentiality agreements with its employees who have access to its proprietary technology. To date, the Company has not entered into any such agreements. Despite these protections, no assurance can be given that others will not independently develop or obtain access to such technology or that the Company's competitive position will not be adversely affected thereby. See "Business Patents, Trademarks and Copyrights."

     Government Regulation. The ownership and operation of land-based gaming facilities in the United States, in particular, and elsewhere in the world, is normally subject to extensive state and federal government regulations. However, the Company intends to offer its casino gaming services over the Internet via facilities located in Monte Carlo, Monaco and initiated from various authorized locations. Due to the relatively recent development of casino wagering over the
Internet,  there are      limited       direct  regulations  that deal with this
application. Although management believes that the Company is in compliance with all applicable existing regulations in those countries which it intends to offer its services, there can be no assurance that the Company can remain in compliance with existing and new regulations at a reasonable cost. Failure to comply with all such regulations may have a material adverse effect on the Company. The Company is presently in the process of obtaining licenses from those jurisdictions in which it intends to operate in order to satisfy its contractual requirements with the Monacall facility in Monaco. The Company has applied for gaming licenses in Turkey and the Marshall Islands, although as of the date hereof, no formal agreements have been reached with any recognized authorized location. See "Business - Business of Issuer - Government Regulations." The Company is fully cognizant of the fact that Internet related laws and regulations are just beginning to emerge and that such national and international legislation is expected to develop over the next few years. Such legislation could negatively impact the Company or hinder its ability to offer its services in the futures. There can be no assurance that the Company's gaming services over the Internet will continue to be accepted in those jurisdictions in which they are presently accepted, or that a government or court system will not disallow the use of Internet gaming services. The Company intends to employ stringent procedures to reasonably eliminate the possibility of United States ("US") residents placing wagers for real money on the Company's system where such wagers are initiated within the geographical and legal boundaries of the US. Until laws relating to such matters are clarified, the Company will not directly market nor solicit its services in the US. As an added measure, the Company will post advisories on its website clearly stating the Company's position on this matter and its intention not to provide such services within the US. See "Business Government Regulation."
     Control of the Company. As of the date hereof and assuming certain convertible securities held by the Company's executive officers, directors and other principal stockholders are exercised and shares of Common Stock are issued, the Company's executive officers, directors and other principal stockholders will beneficially own approximately 90.5% of the outstanding Common Stock. In addition, if certain other convertible securities currently outstanding and held by other persons are converted to Common Stock, the executive officers, directors and other principal stockholders will beneficially own approximately 86.7% of the outstanding Common Stock. These stockholders will be able to effectively control the outcome of all issues submitted to a vote of stockholders, including the election of all of the Company's directors. See "Principal Stockholders" and "Description of Securities."

     Dilution. Purchasers from the Selling Stockholders pursuant to this Offering, assuming that they acquire the Shares at the current market price, will incur immediate and substantial dilution in that the net tangible book value of each outstanding share of Common Stock immediately after the Offering will be significantly less than the current public market price of the shares. See "Dilution."

     Additional Dilution. Presently the Company has outstanding certain convertible debentures and other warrants and stock options all of which are convertible into shares of the Company's Common Stock. Upon the conversion of certain convertible debentures, the Company would issue up to a maximum of 15,200,000 shares of Common Stock at the conversion price of $.03 per share. Further, other warrants and stock options currently outstanding could be converted into a maximum of 2,341,968 shares of Common Stock at conversion prices of from $1.70 to $6.00 per share. The conversion of all or a portion of these convertible securities at prices below the current market price and presumably below the price that purchasers in this offering will pay, will result in immediate and further dilution to the purchasers of those Shares offered hereby. Prospective purchasers should review thoroughly those sections of this prospectus relating to the Company's convertible securities. See "Dilution" and "Description of Securities."

     No Dividends. The Company has not paid any cash or other dividends or made distributions on its Common Stock and the Company does not anticipate paying cash dividends or making distributions in the foreseeable future. See "Dividend Policy."

     Shares Eligible for Future Sale. Sale of substantial amounts of Common Stock in the public market by existing stockholders (including shares issued upon the exercise of stock options, warrants and convertible debentures), or the perception that such sales could occur, could materially and adversely affect the prevailing market price for such shares. Actual sales, or the prospect of sales by the present stockholders of the Company, or by future holders of restricted securities under Rule 144 of the Act or otherwise, may, in the future, have a depressive effect upon the price of the Common Stock in the public trading market. See "Principal Stockholders," "Shares Eligible for Future Sale." In addition to the above, the holder of certain Convertible Debentures may, at its sole discretion, presently convert the Debentures into an aggregate of 15,200,000 shares of the Company's Common Stock, which shares would be immediately tradeable in the public market subject to all the terms and volume limitations of Rule 144. See "Description of Securities."

     Management's Discretion Over Use of Proceeds. Although none of the proceeds from the sale of the Shares offered hereby will go to the Company, approximately 18% of the estimated net proceeds from the private sale of the Shares to the Selling Stockholders will be applied to working capital and other general corporate purposes. Accordingly, the Company's management will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

     Limited  Public  Market  for  Shares;   Possible  Volatility  of  Price  of
Securities. Presently, the Company's Common Stock is traded in the over-the-counter market and is included on the OTC Bulletin Board. There can be no assurance that a significant public market for the Company's securities will develop or be sustained following this Offering. See "Market Information." The Company has applied to have its Common Stock approved for quotation through the Nasdaq Market System. There can be no assurance that such application to Nasdaq will be approved or be maintained. Because the shares of Common Stock are being offered by the Selling Stockholders at their discretion, the price any potential investor will pay for the Shares will be based on the prevailing market price at the time of purchase. The trading prices of the Company's securities may respond to quarterly variations in operating results, announcements of innovations or new products by the Company or its competitors, and other events or factors including the sale or attempted sale of a large amount of the Company's securities into the market. These broad market fluctuations may adversely affect the market price of the Company's securities. The price paid by any public investor for the Shares offered hereby may be significantly higher or lower that the current market price.

     Going Concern. The Company has incurred losses from its inception through June 30, 1996 and does not presently have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. Therefore, the continued viability of the Company is dependent upon the success of the sale of its shares to the Selling Stockholders related to this Prospectus and/or deriving revenues from its proposed Internet gaming operations. In the alternative, the Company will continue to seek additional financing through the private placement of its securities. Further, the Company is currently past due on its payment schedule to CWH, attributed primarily to the failure of CWH to maintain its demonstration website during a period of time when prospective private investors were considering an investment in the Company. The Company reasonably believes that with its sale of shares to the Selling Stockholders, subject to registration with the Commission, and other on-going investment prospects, it will soon meet its obligations under the License Agreement. Although CWH and the Company are negotiating toward adjusting the payment schedule, further delays in payment of the license fee could result in delays to the launch of the Company's virtual casino.

                                  THE COMPANY

     The Company was organized on July 19, 1948 under the laws of the State of Idaho as Giant Ledge Mining Company, with the stated purpose of, acquiring, exploring and developing mineral ore prospects and operating mining and milling facilities. The Company initially engaged in sporadic mining operations and, from the time after its inception, the Company has undergone several name changes and business changes. During 1988, the Company became engaged in arranging for funding for certain medical research, particularly certain cancer research being conducted at the Harvard School of Dental Medicine. However, none of the projects in which the Company was involved proved to be economically successful and no commercially viable products resulted from the research. The Company ultimately assigned or transferred any potential marketing rights to its research products.

     In approximately 1992, the Company was engaged in only minimal activities and the Board of Directors determined that the Company should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. To better reflect the Company's business, the Company adopted its current corporate name, VentureTech, Inc., in April 1995.

     During 1995, the Company became engaged in the development of certain computer technology designed to ultimately offer a full range of gaming services and casino style games over the worldwide Internet. The Company created two new wholly owned subsidiaries, EuroAsian E-Casinos, Inc. ("E-Casinos"), and Cybernet Currency Clearing, Inc. ("CCCI"), for the development of certain technologies applicable to the Internet. E-Casinos was created to establish a foreign corporation to own and operate full service gambling casinos on the Internet. CCCI was established to focus on acting as an international currency converter of wold currency into "e-cash" or "e-dollars", which is used as a monetary instrument in many international business transactions. See "Business - Business of Issuer."

     On March 4, 1996, the Company entered into a licensing agreement with CasinoWorld Holdings, Ltd. ("CWH") whereby CWH granted to the Company a nonexclusive license to use and market its Virtual CasinoWorldTM software and hardware applications, know-how, trade secrets, copyrights and trademarks. The Company is obligated to market, bankroll and to contribute one or more foreign gaming licenses under a separate operating agreement with CWH. Operating though its newly created subsidiaries and in reliance upon its fully effected licensing agreement with CWH, the Company expects to commence operations of its gaming services over the Internet during the second half of 1996 or the first quarter of 1997.

     The Company's principal executive offices are located at 11480 Sunset Hills Road, Suite 110E, Reston, Virginia 22090, and its telephone number is (703) 471-5623.

                                  DILUTION

     The Pro Forma net tangible book value of the Company as of June 30, 1996, after giving effect to the private sale of the 6,000,000 shares to the Selling Stockholders and without taking into account the exercise of any outstanding convertible securities or any other change in the net tangible book value of the Company subsequent to June 30, 1996, would have been
   $48,542,913 or $2.88 per share of Common Stock. "Net tangible book value" per share of Common Stock represents the tangible assets of the Company less total liabilities, divided by the number of shares of Common Stock outstanding. Because the Company will not receive any proceeds from the purchases of the Shares offered hereby, current stockholders will not realize an increase in the net tangible book value. Assuming purchasers of the Shares offered hereby ("New Investors") acquire the Shares at the current market price of $13.62 per share, those purchasers will experience an immediate dilution of from their purchase price to net tangible book value of $10.74 per share. The following table illustrates this dilution on a per Share basis:
                                                             Shares of
                                                           Common Stock

         Current market price........................        $  13.62
         Pro Forma net tangible book value
           per share before offering.................            2.88
                                                            ---------
         Dilution to New Investors...................         $  10.74(79%)
                                                              ========

     The information presented above does not take into account (a) 2,341,968 shares of Common Stock issuable upon exercise of certain warrants and stock options held by certain individuals at present exercise prices per share of $1.70 to $6.00 per share,

(b) 15,200,000 shares of Common Stock issuable upon conversion of certain convertible debentures at the present exercise price of $.03 per share, and (c) additional shares of Common Stock that may be issued upon conversion of certain other convertible securities that are either presently outstanding or may be issued in the future. Thus, in the event that these additional shares are issue, it is likely that purchasers of the Shares offered hereby at the prevailing market price will experience even greater dilution that set forth above. See ""Description of Securities", and "Risk Factors - Additional Dilution."

     The following  table sets forth as of     August 30, 1996     the number of
shares of Common Stock purchased for cash from the Company by officers, directors, promoters and affiliates during the past five years, the total consideration paid and the average price per share paid by these existing stockholders and by New Investors in this Offering, assuming purchases by New Investors are at the current market price. Included in the number of shares purchased by officers, directors, promoters and affiliates are the conversion of certain options, warrants and convertible debentures.

                               Shares Purchased   Total Consideration   Average
                                                                         Price
                                Number    Percent(2)   Amount  Percent Per Share
Existing stockholders
 acquiring shares for cash
 within past five years      24,629,086(1)    76%   $63,476,196    44%  $ 2.59
New Investors                 6,000,000       18%   $81,750,000(3) 56%  $13.625


(1) Included in the determination of the number of shares purchased by officers, directors, promoters and affiliates are (a) 6,000,000 shares issued to the Selling Stockholders, (b) 2,300,000 shares issued upon conversion of certain convertible debentures, (c) 710,000 shares issuable
     to     current and former       officers and directors  upon  conversion of
     certain warrants and stock options, and (d) 15,200,000 shares of Common Stock issuable upon conversion of certain convertible debentures.
(2) Percent of total shares outstanding following the Offering includes those items set forth in footnote (1) above but does not include (a)
        1,631,968 shares of Common Stock issuable upon exercise of certain warrants and stock options held by certain individuals at present exercise prices per share of $1.70 to $6.00 per share, and (b) additional shares of Common Stock that may be issued upon conversion of certain other convertible securities that are either presently outstanding or may be issued in the future.
(3)  Based on the current market price per share of the Common Stock.

                               USE OF PROCEEDS

     Although the Company will not receive any proceeds from the sale of Shares by the Selling Stockholders pursuant to this Prospectus, the Company will receive a total of $60,000,000 for the sale of the

Shares to the Selling Stockholders. Net proceeds to the Company from the private sale of the 6,000,000 Shares to the Selling Stockholders are estimated to be $47,850,000 after deducting the estimated expenses of $150,000 associated with the Registration Statement concerning this Offering by the Selling Stockholders, and $12,000,000 in costs associated with the private sale and placement of the Shares to the Selling Stockholders.
     On April 22, 1996, the Company's Board of Directors authorized the payment of a "finder's fee" of up to 20% of the gross proceeds of any financing received by the Company and facilitated by the Draco Group of Companies ("DGC"). DGC is a private company located in Northern Cypress engaged in the business of financial consulting and business management was directly responsible for the sale of the Common Stock to the Selling Stockholders. The Company believes that the extent of this finders fee is consistent with industry practice for a development stage company. No member of DGC has any other affiliation with the Company or its affiliates.
     It is presently anticipated that the estimated net proceeds will be used by the Company substantially as follows:

                                                                Percentage of
                                                   Amount         Net Proceeds
Product development and research and
 development, including capital equipment,
 additional engineering personnel, virtual
 casino unique graphics, and multiple
 language translation (See "Business -
 Business of Issuer").................       $   5,000,000            10 %
Marketing and sales activities, including
 advertising and international marketing
  representatives(See "Business -
  Marketing")........................           10,000,000            21 %
Further licensing and acquisition of
 related technologies and/or facilities
 to support, enhance and/or supplement
 service offerings(1) (See "Business -
 Business of Issuer") .................         18,000,000            38 %
Payment of applicable license fees to
 various international government agencies       3,500,000             7 %
Bankroll requirements for various
 virtual casinos......................           3,000,000             6 %
Working capital and other general
 corporate purposes...................           8,350,000            18 %
                                               -----------         -------
               Total..................        $ 47,850,000           100 %
                                              ============         =======

(1) The Company intends to use a portion of the proceeds from the sale of the Shares to the Selling Stockholders for the possible future acquisition of facilities, related technologies, and/or additional businesses that might broaden the Company's services and possibly reduce potential license and revenue share fees payable by the Company. Currently, the Company has no agreement, understanding or commitment with respect to any possible future acquisition.

     Although the above table sets forth the proposed expenditures based upon current business plans and current cost estimates, future events may require a change in the allocation of funds or in their order of priority. The Company's management is afforded broad discretion as to the application of net proceeds from the sale of the Shares to the Selling Stockholders. See "Risk Factors - Management's Discretion Over Use of Proceeds."

     The Company anticipates that the estimated net proceeds from the private sale of the 6,000,000 Shares to the Selling Stockholders and its cash flow from operations will sustain the Company's operating needs for a period of at least 24 months from the date hereof. Pending use of the net proceeds, the funds will be invested in short-term interest-bearing securities or their equivalent.

                          MARKET INFORMATION

     The Company's Common Stock has been traded in the over-the-counter market since 1994 and quotations are published on the OTC Bulletin Board under the current symbol VTEH, and in the National Quotation Bureau, Inc. "pink sheets" under VentureTech, Inc. There has not been an established trading market for the Common Stock and the below-described quotations, when available, do not constitute a reliable indication of the price that a holder of the Common Stock could expect to receive upon a sale of any particular quantity thereof. The Company has applied to have its securities approved for quotation through the Nasdaq Stock Market System upon official notice of issuance. The proposed Nasdaq symbols for the Common is VTEH.

     The Company is aware that between December 1993 and June 1994, the Common Stock traded periodically in the over-the-counter market as Spartan Funding Company under the symbol "SPFU." However, such trading was only on a sporadic basis and no price information is being presented for this time period or for any previously time period when the Common Stock may have traded. The Company's Common Stock traded under the symbol "SPFU" until June 1995 at which time the symbol was changed to "VTEK." Between June 1995 and October 1995, trades were reported under both symbols, "SPFU" and VTEK." In October 1995, the symbol was changed to the present "VTEH."

         The following table sets forth the range of high and low bid prices of the Common Stock for each quarterly period since the third quarter of 1994 as reported by the National Quotation Bureau, Inc. Prices reported by the National Quotation Bureau, Inc. represent prices between dealers, do not include retail markups, markdowns or commissions and do not necessarily represent actual transactions.
                                                 High               Low
         1994
              Third Quarter.............       $ 6.75            $ 2.00
              Fourth Quarter............         8.62              6.50
         1995
              First Quarter.............       $ 7.50            $ 1.87
              Second Quarter............         4.25              2.25
              Third Quarter.............         5.50              4.50
              Fourth Quarter............         7.25              5.50
         1996
              First Quarter.............      $ 18.25            $ 6.25

              Second Quarter............        18.00             11.88
              Third Quarter.............        13.87             13.25


(1)  Through     September 3    , 1996

     As of     August 30,  1996,      there were  approximately  185  holders of
record of the Common Stock, which figure does not take into account those stockholders whose certificates may be held in the name of broker-dealers and/or nominees. On September 3, 1996, the closing high bid and asked prices of
the Common Stock were    $13.87 and $14.25    , respectively.

                            DIVIDEND POLICY

     The Company has not declared or paid cash dividends or made distributions in the past, and the Company does not anticipate that it will pay cash dividends or make distributions in the foreseeable future. The Company currently intends to retain any future earnings to finance its operations.

                             CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1996, and the pro forma capitalization giving effect to the private sale of the 6,000,000 shares of Common Stock to the Selling Stockholders at the price of $10.00 per share and the receipt of the estimated proceeds therefrom, less estimated offering expenses payable by the Company. See "Use of Proceeds."

                                                              June 30, 1996
                                                          Actual     Pro Forma
Long-term debt (excluding current maturities).......... $106,000    $  106,000
                                                        --------    ----------
Stockholders' equity:
  Common Stock, $.001 par value, 100,000,000
   shares authorized and 16,850,186 shares
   issued, and 16,850,186 issued pro forma(1)             16,850        16,850
  Additional paid-in capital......................... 63,036,729    50,886,729
  Stock subscription receivable......................(60,000,000)         -
  Accumulated deficit................................ (2,360,666)   (2,360,666)
                                                     -----------    ----------
    Total stockholders' equity.......................    692,913    48,542,913
                                                      ----------   ------------
      Total capitalization...........................$   798,913   $48,648,913
                                                     ===========  ============




(1) Does not include (a) 2,341,968 shares of Common Stock issuable upon exercise of certain warrants and stock options held by certain individuals at a present exercise prices per share of from $1.70 to $6.00 per share, (b) 15,200,000 shares of Common Stock iss able upon conversion of certain "Convertible Debentures" at present exercise price of $.03 per share, and (c) additional shares of Common Stock that may be issued upon conversion of certain other convertible securities that are either presently outstanding or may be issued in the future. See ""Description of Securities", and "Risk Factors - Additional Dilution."

                                 SELECTED FINANCIAL DATA

     The selected consolidated financial data set forth below have been derived from the Company's consolidated financial statements. Such consolidated financial statements for the six month period ended June 30, 1996 have been prepared by the Company and are unaudited, and the consolidated financial
statements       for the years ended December 31, 1995, 1994 and 1993, have been audited by Jones, Jensen and Company, independent certified public accountants. Financial information for the period prior to 1993 has been omitted because the Company was engaged in only minimal operations and the financial data is deemed not to be material. The selected consolidated financial data set forth below should be read in conjunction with the Company's consolidated financial statements and notes thereto, with Management's Discussion and Analysis of Financial Condition, and with the other financial information of the Company included elsewhere in this Prospectus.

Statement of Operations Data:


                                                                                                          From
                                                                                                      Inception on
                                       Six Months                                                       January 1,
                                         Ended                        Years Ended                     1986 Through
                                        June  30,                     December 31,                       June 30,
                                     ------------    --------------------------------------------    -------------
                                           1996            1995            1994            1993               1996
                                     ------------    ------------   ------------    ------------     -------------
Revenue..........................   $      -         $     -        $     -         $     -          $       5,645
                                     ------------    ------------   ------------    ------------     -------------
Expenses
     Research and development              -               -              -               -                 50,215
     General and administrative           896,792         906,518         29,190          15,200         2,130,854
     Depreciation................          11,568          -              -               -                 11,568
                                   --------------   -------------  -------------   -------------    --------------
Total Expenses...................         908,360         906,518         29,190          15,200         2,192,637
                                      -----------      ----------     ----------      ----------      ------------
     Net income (loss)
        from operations..........        (908,360)       (906,518)       (29,190)        (15,200)       (2,186,992)
                                       ----------      ----------     ----------      ----------        ----------
Other income / expense
     Interest expense............          (8,750)        (27,709)        -               -                (36,459)
                                     ------------      ----------- -------------   -------------       -----------
Total other income / expense               (8,750)        (27,709)        -               -                (36,459)
                                     ------------      ----------- -------------   -------------       -----------
Income (loss) before loss from
   discontinued operations and
   provisions for income tax.....        (917,110)       (934,227)       (29,190)        (15,200)       (2,223,451)
Loss from discontinued
   operations....................         (34,206)       (103,008)        -               -               (137,215)
Income taxes (benefit)...........            -               -            -               -                 -
                                 -----------------------------------------------   ------------- ------------
Net income (loss)................    $   (951,316)    $(1,037,235)   $   (29,190)    $   (15,200)     $ (2,360,666)
                                     ============     ===========    ===========     ===========      ============
Income (loss) per share.......... $         (0.08)$         (0.25) $       (0.01)  $       (0.01)
     Weighted average number of
        shares outstanding.......       11,650,880       4,177,136      3,695,920       1,960,154


Balance Sheet Data:

                                                                                               December 31,
                                                  June 30, 1996                      1995             1994           1993
                                         -------------------------------------   ------------     ------------   --------
                                              Actual         Pro Forma(1)
                                         ---------------     ------------
Working capital.....................    $ (1,772,168)       $46,077,832         $  (73,134)        $ (30,419)   $ (28,729)
Total assets........................       2,579,213         50,429,213            112,987           251,120          121
Total stockholders' equity..........         692,913         48,542,913           (143,954)           44,581      (28,729)

     (1) Adjusted to give effect to the private sale of the 6,000,000 shares of Common Stock to the Selling Stockholders and hereby offered for resale by the Selling Stockholders to the public, and the initial application of the estimated net proceeds from the sale to the Selling Stockholders. See "Use of Proceeds."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Recent Accounting Pronouncements

     The Finacial Accounting Standards Board has recently isssued Statement of Financial Accounting Standards ("SFAS") No. 123, "Acccounting for Stock Based Compensation." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reported at the lower of the carrying amount or their estimated recoverable amount and the adoption of this statement by the Company is not expected to have an impact on the Company's financial statements. SFAS No. 123 encourages the accounting for stock-based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair value based method is not adopted, then the statement requires pro-forma disclosure of net income and earnings per share as if the fair value based method had been adopted. The Company has not yet determined how SFAS No. 123 will be adopted nor its impact on the Company's financial statements. Both statements are effective for years beginning after December 15, 1995.

Results of Operations

     The Company is a development stage company and has had only minimal operations for the most recent three years. Since 1995, the Company has been engaged in the development, acquisition and licensing of certain computer based technology designed to ultimately offer a full range of casino style gaming, entertainment, information and financial transaction services over the Internet. As of the date hereof, the Company has not begun operations of any of its anticipated virtual casinos and is in the alpha testing stage of development.
     Presently, in management's opinion US laws are vague on the matter of Internet wagering within the US. Management believes that until such time as new legislation is passed or current statutes are adequately defined, it is in the Company's best interest to delay marketing its Internet gaming services within the US. Thus, all of the Company's initial marketing will be directed outside the US. This fact is not expected to have a material impact on the Company's operations.

     Information  is presented for the Company's  most recent three fiscal years
and the six month  period ended June 30,  1996.          Three Months Ended June
30, 1996 Compared to Three Months Ended June 30, 1995

     The Company did not have revenues for the three month period ended June 30, 1996 ("second quarter of 1996") as management continued to work towards attaining operational status of the Company's gaming services on the Internet. General and administrative expenses for the second quarter of 1996 increased 167% when compared to the three month period ended June 30, 1995 ("second quarter of 1995). This increase is primarily attributed to the 77% increase in consulting fees for the second quarter of

1996, due to the recruitment of additional technical, Internet and business consultants in lieu of full-time employees, and the hiring of a full-time Chief Operating Officer. Other factors influencing the increase in general and administrative expenses for the second quarter of 1996 was the 505% increase in advertising expenses due to the Company's promoting and publicizing its entry into the Internet gaming business, and the 454% increase in legal and professional fees due to the negotiation of the Company's Internet gaming agreements and prospective licenses, and to fees associated with the preparation and filing of the registration statement to which this Prospectus relates. Additionally, office and utilities expenses increased 75%, attributed to operating the Company's new corporate offices and activities related thereto, and travel expenses increased 492% due to travel requirements related to the negotiation of the Company's Internet gaming agreements and prospective licenses, technical reviews and technology evaluations. Other material expenses for the second quarter of 1996 include depreciation of $8,252 compared to $-0-for the 1995 period, related to certain furniture and fixtures. Further, interest expense of $4,375 for the second quarter of 1996 was attributed to a convertible debenture, which represented a 41% decrease from the second quarter of 1995, although a portion of 1994 interest was recorded in 1995 and, had it been recorded in 1994, 1995 and 1996 results would have been the same.

     The Company's net loss for the second quarter of 1996 was $415,017, or $.04 per share, compared to a loss before deducting loss from discontinued operations and provisions for income tax of $158,150 for the second quarter of 1996 and, after recognition of a $27,770 loss from discontinued operations related to the sale of Tessier Resources, Ltd., the Company's net loss for the second quarter of 1995 was $185,920, or $0.05 per share. The increase in net loss for the second quarter of 1996 is due to the Company's 172% increase in total expenses.

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     The Company did not have revenues for the six month period ended June 30, 1996 ("first half of 1996") as management continued to work towards attaining operational status of the Company's gaming services on the Internet. General and administrative expenses for the first half of 1996 increased 258% when compared to the first six months of 1995 ("first half of 1995). This increase is primarily attributed to the 108% increase in consulting fees for the 1996 period, due to the recruitment of additional technical, Internet and business consultants in lieu of full-time employees, the hiring of a full-time Chief Operating Officer, and the increase in advertising expenses from $14,750 for the first half of 1995 to $239,986 for the first half of 1996, attributed to the fact that the Company began to extensively promote the Company and publicize its entry into the Internet gaming business during the first half of 1996. Other factors contributing to the increase in general and administrative expenses for the first half of 1996 include the 407% increase in legal and professional fees due to the negotiation of the Company's Internet gaming agreements and prospective licenses, and to fees associated with the preparation and filing of the registration statement to which this Prospectus relates. Also, office and utilities expenses increased 170%, attributed to the opening of the Company's corporate offices and activities related thereto, and travel expenses increased 526% due to travel requirements related to the negotiation of the Company's Internet gaming agreements and prospective licenses, technical reviews and technology evaluations.

     Management anticipates that general and administrative expenses will continue to increase for the balance of fiscal year 1996 due to the enhanced activities related to finalizing the development of marketing strategies, negotiating potential joint venture opportunities, and doing periodic technology reviews. Increases were also experienced in marketing, advertising and promotional expenses related to the Company's new gaming services, and in legal and professional fees. The only other material expense for the first half of 1996 was depreciation of $11,568 related to furniture and fixtures. In contrast, interest expense of $8,750 attributed to a convertible debenture for the first half of 1996 represented a 41% decrease from the first half of 1995, although a portion of 1994 interest was recorded in 1995 and, had it been recorded in 1994, 1995 and 1996 results would have been the same. The Company's loss for the first half of 1996 before deducting loss from discontinued operations and provisions for income tax was $917,110 and, after recognition of a $34,206 loss from discontinued operations related to the sale of Tessier Resources, Ltd., the Company's net loss for the first half of 1996 was $951,316, or $0.08 per share. For the first half of 1995, the Company's loss, before deducting loss from discontinued operations and provisions for income tax was $265,495 and, after recognition of a $52,686 loss from discontinued operations related to the sale of Tessier Resources, Inc., the Company's net loss was $328,181. The increase in net loss for the first half of 1996 is primarily attributed to the Company's 262% increase in total expenses.

     The Company entered into a three year sublease agreement with Multiplex Technologies Inc. on February 1, 1996 for approximately 2,750 square feet of space in North Vancouver, B.C. Canada. The Company is required to pay a monthly rent of $2,807 for the term of the lease. The Company is also obligated to pay a sum equal to $30,000 for various renovations to the facilities and to reimburse general costs incurred on behalf of the Company.

     Because of the developmental nature of the Company, management cannot accurately predict future revenues or expenses or the impact on these items by the sale of the Common Stock to the Selling Stockholders. Fiscal Year Ended December 31, 1995 Compared To Fiscal Year Ended December 31, 1994

     The Company did not have any  revenues for either of its fiscal years ended
December  31,  1995  ("1995")  or  December  31,  1994  ("1994").   General  and
administrative expenses increased form

$29,190 in 1994 to $906,518 in 1995 primarily due to the Company's implementation of its new business plan related to its Internet gaming system.
    This increase in general and administrative expenses is primarily attributed to the expenditure of $161,005 for advertising in 1995, compared to $-0- in
1994, due to the need to establish the presence of the Company in the high technology, finance and investment field, and to consulting fees of $539,991 for 1995 compared to $4,602 for 1994 due to the recruitment of additional technical, Internet and business consultants in lieu of full-time employees. Other factors contributing to the increase were office expenses of $76,518 for 1995 compared to $4,602 for 1994 and utilities expenses of $48,547 for 1995 compared to $-0-for 1994, attributed to the establishment of a functioning corporate office, and the increase in travel expenses to $57,960 for 1995 compared to $4,806 for 1994 due to the search for appropriate technology to satisfy the Company's objectives.
  Also during 1995, the Company had interest expenses of $27,709 compared to $-0- for 1994 attributed to the interest on the outstanding convertible debenture being recorded in 1995. Thus the Company's loss for 1995 before deducting the loss from discontinued operations and provisions for income tax was $934,227 compared to a loss of $29,190 for 1994. During 1995, the Company recognized a $103,008 loss from discontinued operations attributed to the sale of Tessier. The Company's net loss for 1995 was $1,037,235, or $0.25 per share, compared with the 1994 loss of $29,190, or $0.01 per share.

     Fiscal Year Ended December 31, 1994 Compared To Fiscal Year Ended December 31, 1993

     The Company did not have any revenues for either of its fiscal years ended December 31, 1994 ("1994") or December 31, 1993 ("1993"). General and
administrative expenses increased approximately 92% from $15,200 in 1993 to $29,190 in 1994 primarily due to the Company's reorganization in 1994. Contributing to this increase was the 17% increase in legal and professional fees in 1994 attributed to the Company's reorganization, and consulting fees of $4,602, compared to $-0- for both items in 1993 due to the Company's desire to position itself for a potential merger or acquisition. The Company did not have any interest expense in either 1993 or 1994. Thus the Company's loss for 1994 was $29,190, or $0.01 per share, compared to a loss of $15,200, or $0.01 per share for 1993.

Research and Development Costs

     The Company has relied upon the developers of the technology which it has acquired or licensed to carry out the research and development related to the particular technology. Thus, during the most recent three fiscal years and for the six month period ended June 30, 1996, the Company did not expend any funds directly on research and development related to the Company's entry into the Internet gaming business. The Company did expend a total of $19,121 in 1995
through its discontinued     and subsequently
sold       subsidiary,  Tessier  Resources,  Ltd.,  towards the  development  of
Tessier's snow and ice removal equipment. Management anticipates that as the Company begins operation of its virtual casinos, it will likely begin to expend some funds for ongoing research and development for new products and for enhance existing ones. However, at this time management has made no estimates as to the extent of any future research and development expenditures.

Net Operating Losses

     The Company has accumulated approximately $2,360,000 of net operating loss carryforwards as of June 30, 1996, which may be offset against future taxable income through the year 2010 when the carryforwards expire. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. In the event of certain changes in control of the Company, there will be an annual limitation on the amount of net operating loss carryforwards which can be used. No tax benefit has been reported in the Company's financial statements because the Company believes there is a 50% or greater chance the carryforward will expire unused. Accordingly, the potential tax benefits of the loss carryforward is offset by valuation allowance of the same amount.

Liquidity and Capital Resources

     Historically, the Company's working capital needs have been satisfied primarily through the Company's private placement of securities and through borrowing and the Company reasonably expects to do so in the future. At
     June 30, 1996, the Company had working capital of a negative $1,772,168, compared to working capital at December 31, 1995 of a negative $73,134 and a negative $30,419 at December 31, 1994. This decline in working capital is directly attributable to the Company's acquisitions of technology and the payment for services performed and expenses incurred by consultants. Also, the Company reports as a current liability unearned revenue of $550,000, which represents the prepayment to the Company pursuant to an agreement whereby the Company will provide research and development services related to its Internet expertise. As the Company provides such service, the liability will be offset by reported income. Further, the Company reports as a current liability a related party payable of $350,000, whereby Regis Investment Company Limited ("Regis") has advanced the Company funds which may be offset upon the exercise of the convertible debenture held by Regis. At June 30, 1996, the Company had $8,132 in cash compared to $2,782 at December 31, 1995 and $1,120 at December 31, 1994.

     As  of       June  30,   1996,       the  Company   had  total   assets  of
   $2,579,213 and total stockholders' equity of $692,913 compared with total assets of $112,987 and total stockholders' equity of a negative $143,954 at December 31, 1995, and total assets of $251,120  and total  stockholders'  equity of $44,581 at December  31,
1994.  The  improvement  during  the      first  half       of 1996 is  directly
attributed to the Company's acquisition of software licenses, which have been capitalized as deferred license expense and will be amortized over the life of the product once the virtual casino commences operations. The Company also recorded an investment of $158,112 related to its minority ownership of Kaniksu Ventures, Inc. following the sale of Tessier Resources, Ltd. to Kaniksu.

     For the first half of 1996, the Company realized cash from financing activities of $2,179,106 compared to $451,518 for the first half of 1995, related to the issuance of stock for debt. For the year ended December 31, 1995, the Company realized cash from financing activities of $1,006,016 related to the issuance of debt for cash, compared to $277,500 for the year ended December 31, 1994 realized from the issuance of a convertible debenture and from the sale of Common Stock. For the first half of 1996, cash used by operating activities increased to $446,211, compared to $346,987 for the first half of 1995 attributed to the increase in net loss and partially offset in 1996 by the receipt of $550,000 from an advance payment for future services to be rendered. For the year ended December 31, 1995, cash used by operating activities increased to $956,257, compared to $26,501 for the year ended December 31, 1994 due to the increase in net loss.

     Net cash used by investing activities increased to $1,727,546 for the first half of 1996 compared to $100,000 for the 1995 period primarily due to the purchase of license fees. Net cash used by investing activities decreased to $48,097 for 1995 from $250,000 for 1994 due to the Company's restructuring in 1995.
     During  the  remainder  of fiscal  year  1996 and into  1997,  the  Company anticipates meeting its cash and working capital needs primarily from the proceeds of the sale of its shares to the Selling Stockholders, the possible private placement of additional securities and from expected revenues from operations, which the Company expects to commence during the second half of 1996 or the first quarter of 1997 . Following the sale of its shares to the Selling Stockholders, the Company does not anticipate the need for additional capital in the foreseeable future.

Effect of Inflation

     In the opinion of management, inflation has not had a material effect on the operations of the Company.

                                 BUSINESS

Background

     VentureTech, Inc. (the "Company") is engaged in the development, acquisition and licensing of certain computer based technology designed to ultimately offer a full range of casino style gaming, entertainment, information and financial transaction services over the Internet. Through its technology agreements and licenses, the Company intends to establish a series of multi-cultural / multiethnic virtual casinos over the Internet from various locations around the world. A casino is deemed to be "virtual" when it emulates actual casino style games offered in existing land-based casinos, but provides such gaming services via computer software and hardware, as opposed to actual gaming equipment such as slot machines and blackjack tables.

     The Internet is generally defined as a hierarchical collection of interconnected computer networks throughout the world. Individual websites, a collection of files and applications on a specific computer system, are established by individuals or organizations that seek to provide information and/or services to the general public. Interested parties access a particular website at a unique Internet address, typically through an off-site computer and modem, and through the services of a local Internet service provider. The Company intends to establish unique Internet addresses for its virtual casinos to clearly distinguish them from others that may be established by potential competitors.

     The Company plans to establish its virtual casinos by creating partnerships and joint ventures pursuant to revenue sharing agreements to be negotiated and executed, or funded solely by the Company for its own benefit. Management believes that it can improve its percentages of revenue sharing in the virtual casinos by establishing various gaming technology license agreements with multiple third parties, although there can be no assurance that such agreements can be finalized.

     The Company has created two new wholly owned subsidiaries, EuroAsian E-Casinos, Inc. (hereinafter "E-Casinos"), and Cybernet Currency Clearing, Inc. (hereinafter "CCCI") to facilitate the distinct operations of its business. E-Casinos was established as a foreign corporation in the Islands to own, either solely or in partnership with joint venturers, and operate multiple full service virtual gambling casinos over the Internet. CCCI was established as a Nevada corporation to function as an international currency converter of world currency in various international business transactions.

     In order to establish the Company as a leading provider of Internet related gaming and financial transaction services, management's strategy is to acquire or otherwise obtain, by license or other agreement, access to newly emerging Internet security and gaming technologies. To this end, the Company has entered into separate agreements with CasinoWorld Holdings, Ltd ("CWH"), a Delaware corporation, and Alphacom Data Security Services, Inc. ("Alphacom"), a Nevada
corporation, to supply the necessary technology and services to conduct its business operations. Operating through its newly created subsidiaries and in
reliance upon its     fully effected agreements  with CWH and Alphacom, the
Company       expects  to  commence  substantive  operations  of its gaming
services  over the  Internet  during  the  second  half of 1996     or the
first quarter of 1997.

     In a further effort to focus its strategy on the computer and Internet related service industry, on March 14, 1996 management effected the sale of its wholly owned subsidiary, Tessier Resources, Ltd. ("Tessier") to Kaniksu Ventures, Inc. ("Kaniksu") in exchange for a $3,000,000 debenture convertible into 2,000,000 shares of Kaniksu common stock. The $3,000,000 debenture matures in four (4) years for the date of issuance, carries no interest, and may be converted at the conversion price of $1.50 per share into an aggregate of 2,000,000 shares of authorized but previously unissued shares of Kaniksu common stock at any time prior to repayment of the debenture. Presently, VentureTech does not have an ownership interest in Kaniksu. However, if the debenture was totally converted into 2,000,000 shares of Kaniksu common stock as of the date hereof, and assuming no additional Kaniksu shares have been issued, VentureTech would own approximately 40% of Kaniksu's issued and outstanding common stock.

     As additional consideration for the acquisition of Tessier, Kaniksu has agreed to issue to eligible stockholders of the Company shares of Kaniksu common stock and rights to purchase additional shares. Under the terms of the agreement, each individual VentureTech stockholder as of the date of record, April 5, 1996, is entitled to five (5) shares of authorized but previously unissued Kaniksu common stock for each 100 shares of VentureTech common Stock owned. Only stockholders owning at least 100 shares of VentureTech Common Stock are eligible for the distribution. Further, each five shares of Kaniksu common stock issued to VentureTech stockholders shall include ten (10) rights, each right entitling the holder thereof to purchase one additional share of Kaniksu common stock for $2.25 per share for a period of sixty (60) days following receipt of the Kaniksu shares and rights. Kaniksu intends to provide these shares and rights pursuant to a registration statement to be filed as soon as practical.

     Tessier is in the business of developing and supplying snow and ice removal technology to the commercial market. Management believes that the attention required by this subsidiary would detract from the potentially more lucrative business of Internet gaming and it is in the best interest of the Company to divest itself of this subsidiary.

Business of Issuer

     EuroAsian E-Casinos, Inc.

     E-Casinos was incorporated in April, 1996 in the Republic of the Marshall Islands primarily to take advantage of favorable tax laws and to avoid possible conflicts with United States ("US") laws in regard to Internet gaming. The Republic of the Marshall islands is considered to be a foreign tax-haven jurisdiction because of the favorable income tax treatment afforded "non-resident domestic Marshall Islands corporations." These corporations are not subject to any type of Marshall Islands income taxation or income tax reporting. As a non-resident domestic Marshall Islands corporation, E-Casinos will not pay any Marshall Islands income tax on any of its income.
     Although the Company does not believe that its intended business actions violate the letter of the law of any existing regulations of the US, management intends to focus primarily on the market outside of the US until such time as US laws, specifically in regard to this Internet gaming, are clarified. A bill to create a national commission to study gambling in the US (including interactive virtual wagering) was tentatively approved by a Senate committee in May of 1996. On July 22, 1996, the House gave final congressional approval to a measure that would create a federal commission to examine the rapid growth of the US gambling industry. The commission could recommend changes in state or federal gambling policies. Among the issues the panel would examine is gambling on the Internet. As of the date hereof, there is no indication as to any
potential  legislation or new laws that may result from this     commission.
See "Business Government Regulations."

     Presently, the Company's primary focus, through its subsidiary E-Casinos, is on the establishment of its first virtual casino in affiliation with CWH. On March 4, 1996, pursuant to a previously executed letter of intent, the Company entered into a definitive non-exclusive license agreement (the "License Agreement") with CWH for CWH's proprietary technology. The Company has also
entered  into  a   non-exclusive   sublicense   with  CWH        to  use  Durand
Communications Network's ("Durand") MindWireTM software technology. CWH holds a license to Durand's MindWireTM and has the authority to sublicense such technology. Durand is a privately held corporation founded in 1993 in Santa Barbara, California and is a software developer of client - server technologies for real time electronic commerce and other applications. In consideration of the $2,000,000 license fee, the Company was granted a non-exclusive license to CWH's revolutionary new Virtual CasinoWorldTM software application, an interactive service bureau, gaming service and multimedia virtual casino on the Internet. In addition, with a non-exclusive sublicense to the MindWireTM proprietary technology, the Company will be able to provide its customers with realistic casino wagering games with high-level 3-D graphics, player interactivity in real-time scenarios and with automatic updating of applications and graphics during online sessions. E-Casinos also intends to ultimately offer a "Sportsbook," capable of providing wagering opportunities on sporting events, as well as access to various international lottery purchases. It is expected that these supplemental services will be provided in association with third parties already engaged and knowledgeable in these business areas. The Company intends to assign its rights, duties and obligations under the License Agreement to E-Casinos.

     The total license fee payable by the Company to CWH is $2,000,000, of which $250,000 was paid upon the execution of the Letter of Intent in January 1996, with the balance to paid in installments commencing with the execution of the License Agreement. As of the date hereof, the Company has made various payments to CWH totaling $1,200,000. The full payment of the license fee is a condition precedent to the Company's exercise of its rights under the License Agreement.
    As of the date hereof, the Company is past due on its payment schedule to CWH, attributed primarily to the failure of CWH to maintain its demonstration website during a period of time when prospective private investors were considering an investment in the Company. The Company reasonably believes that with its current private placement to the Selling Stockholders, subject to registration with the Commission, and other on-going investment prospects, it will soon meet its obligations under the License Agreement. CWH and the Company are currently negotiating toward adjusting the payment schedule accordingly. Further delays in payment of the license fee could, however, result in delays to the launch of the Company's virtual casino.

     As a further provision of the License Agreement, the Company is required to complete certain due diligence obligations and other undertakings as additional conditions precedent to the Company's enforcement of the terms of the License Agreement. These conditions precedent include, but are not limited to, certification of corporate good standing, certification of board of directors authorization of the License Agreement, evidence that the Company holds a valid gaming license from an authorized jurisdiction, a $1,000,000 deposit toward a virtual casino bankroll, a marketing plan with a budget of $1,000,000, and a final opinion from general counsel.

     On April 19, 1996 the Company also entered into an Operating, Revenue Sharing and Management Services Agreement (the "Operating Agreement") with CWH. This Operating Agreement provides the Company with a new interactive platform that will combine Monacall s.a.m. L'Univers Telematique's ("Monacall") Interactive Voice Response (IVR) software with CWH's Virtual CasinoWorldTM application. The integrated technologies will provide secured transaction processing, international bank account management and technical administration, via Monte Carlo, Monaco, of the Virtual CasinoWorldTM application. E-Casinos has contracted with CWH whereby CWH will provide, pursuant to a joint venture between CWH and Monacall, facilities in Monaco, telecom bandwith, Tandem banking services, business licenses, Monaco operating approvals, banking relationships and expertise. Monacall, a Monegasque corporation with headquarters in Monte Carlo, has been authorized by the Principality of Monaco, by way of an approval letter executed by the Department of Finances and Economy, to provide a platform for interactive wagering and gaming for telecom and Internet activities. This will allow transaction processing for Internet gaming that is legally initiated outside of Monaco and provide a safe and plausible operation of its online interactive gaming activities.

     The License Agreement and Operating Agreement (collectively the"Agreements") were granted for an initial term of 10 years and are renewable thereafter, year-to-year, for an additional five year term. The Company has agreed to comply with specific provisions under the Agreements, including but not limited to the protection of CWH's trade secrets and other technology, as well as the submission of one or more gaming licenses in certain jurisdictions where such gaming is not illegal. Under its revenue sharing agreement with CWH, the Company shall receive 33.333% of the gross win/loss disbursed from operations of the virtual casino. CWH and its affiliated telephony and transaction facility (Monacall) shall share the balance of win/loss distributions. The Company has also agreed to market the virtual casino(s) pursuant to a mutually agreed to marketing plan and provide a minimum $1,000,000 casino bankroll for each virtual casino initiated. Under certain conditions, the Company may be obliged to pay additional licensing fees in jurisdictions where a separately controlled virtual casino is established.

     On May 16, 1996, CWH successfully completed the integration of the Virtual CasinoWorld application based upon MindWireTM technology with the Monacall Interactive Voice Response ("IVR") telephony software. This combined platform represents an integrated solution for online virtual casinos and interactive wagering via either the Internet or the telephone. CWH, in conjunction with Monacall, is currently going through alpha testing of its system at file servers located in Monaco and expects to launch a beta program starting in September 1996. On June 1, 1996, the system successfully logged-in its very first customer, credited their Monacard account (an audio smartcard system that electronically debits a user's account), and played thirty-five hands of blackjack. The system recorded a revenue of 118 French Francs from this first session of alpha testing.

     The Company intends to market and focus its casino operations primarily in Europe, Asia, and the Middle East offering a full range of gambling, information and other entertainment services over the Internet. E-Casinos will operate under strict guidelines and laws to assure fair opportunities for its Internet clients. The Company is currently engaged in discussions and negotiations with interested parties and potential partners and joint venturers in various parts of the world. Based on the success of these discussions, of which there can be no assurance, the Company intends to establish multi cultural/multi-ethnic casinos around the world over the next several years as satisfactory agreements can be entered into. Presently the Company has not finalized any agreements with any third parties for the formation of partnerships or joint ventures to operate its virtual casinos and there can be no assurance that the Company will be successful in entering into any such agreements.

     Presently,      in  management's  opinion,       US laws  are  vague on the
matter of Internet wagering within the US. Management believes that until such time as new legislation is passed or current statutes are adequately defined, it is in the Company's best interest to delay marketing its Internet gaming services within the US. Thus, all of the Company's initial marketing will be
directed  outside  the US.       The  Company  intends  to  undertake  stringent
procedures to reasonably eliminate the possibility of US residents accessing its virtual casinos once fully operational. See "Government Regulations."

     Management's strategy is to develop or otherwise acquire or license newly emerging technology in the Internet related gaming and financial transaction area. This strategy is expected to minimize any potential dependence on a single source of technology and service. The Company is also evaluating other sources of telephony services other than Monacall in the geographical areas under consideration for virtual casinos. Management believes that establishing a local service facility for telephony and online transaction processing may facilitate obtaining local license authorizations and maximize E-Casinos portion of any revenue sharing arrangements.

     Alphacom Data Security Services, Inc.

     In March of 1996, the Company entered into an agreement with Alphacom Data Security Services, Inc., a Nevada corporation ("Alphacom"), for a license to use and to further sublicense Alphacom's Internet gaming software integrated with the Alpha Guard computer security application. The Company has paid an aggregate of $250,000 toward an exclusive license for the software technology as it relates to the Internet gaming industry. In further consideration of the
license,  E-Casinos  will pay to Alphacom a license fee (royalty)     up to
ten percent (10%) of the net win/loss earned by the Company, after payouts and certain license fees (as applicable), generated from casino operations using the Alphacom software.

     Alphacom is a recently formed company with minimal business experience. The Alpha Guard technology is a customized version of World Star Holdings Ltd.'s Gatekeeper technology and is in its alpha stage of testing. Gatekeeper based technology is in use by AmeritelTM OnLine Services' worldwide online reservation services and the Saskatchewan Canada Government's Department of Tourism. The Gatekeeper has also been used on a limited basis by the Manitoba Canada Telephone System.

     CD-MAX

     The Company has also entered into a letter of understanding in September 1995 with CD MAX, Inc. ("CD-MAX"), a Delaware corporation, to license CD-MAX's propriety software encoding, encryption and billing system for exclusive use within the Internet gaming industry. Management anticipate using CD-MAX's encryption expertise with both of its subsidiaries, E-Casinos and CCCI, as a supplement or an alternative to other security measures. Management anticipates that the CD-MAX technology will be integrated with the Company's other licensed technology to offer maximum security and provide users anonymity and financial protection in banking, currency exchanges and playing the full range of casino games. The CD-MAX system is not expected to require any additional hardware devices and can be automatically installed at the initial service log on.
     Due to limited financial and engineering resources at this time, CD-MAX has requested postponement of material discussions and engineering efforts until such time as the Company becomes fully funded to support such operations. Upon the realization of the funds from the sale of shares to the Selling Stockholder, the Company intends to enter into a definitive license and services agreement with CD-MAX.
     Cybernet Currency Clearing, Inc.

     In August 1995, the Company created as a wholly owned subsidiary, Cybernet Currency Clearing, Inc., a Nevada corporation ("CCCI"). CCCI was formed to become engaged in the business of providing international business services, primarily the conversion of international currency into "e-cash" or "e-dollars" on a fee basis. Once operational, CCCI will perform conversions of world currencies into "e-cash" and then back to hard currency, for associated Internet casinos. Further, management intends to align CCCI with major banks to provide a secure conversion service for exchanging their client's money to and from "e-cash". Neither the Company nor CCCI has entered into any definitive agreements with prospective affiliated banks due to the current stage of early development. The Company expects to materially depend on its pending license and technology agreements with CD-MAX, Inc. to implement its proposed currency services and strategy. The operation of CCCI is separate and apart from the Company's agreement with CWH. CWH has no current obligation to incorporate or integrate these proposed operations or technology into its virtual casino operations. The Company intends to use a portion of the proceeds from the sale of Common Stock to the Selling Stockholders to commence CCCI's operations.

     "E-cash" is electronic (digital) money that moves along multiple channels largely outside the established network of banks, checks, and paper currency overseen by the Federal Reserve. These channels enable consumers and businesses to send money to each other more conveniently and quickly and less expensively than through the conventional banking system. E-cash comes in many forms such as

"smart cards" (plastic cards embedded with microchips that have the ability to "load" up preset values or download transactions over phone lines from your bank or issuer of "e-money" onto a computer). E-cash can be created by various individual parties, and can be backed by anything customers demand as an accepted medium of exchange such as gold, dollars, yen or similar asset instrument. Its diversity and philosophy is well suited to the Internet and its evolving web of networks around the world.

Products  and Services

     E-Casinos intends to offer a full range of Internet gaming, information and entertainment services in the form of virtual casinos on the Internet, open to all individuals interested in playing casino style games for real money on a worldwide basis, subject to local laws and regulations. E-Casinos must adhere to the legal requirements of each jurisdiction in which it operates from or offers it services. For example, in areas where there are legal age restrictions, E-Casinos will adopt similar restrictions in signing up prospective players. Prospective players are required to fill out and sign a membership application form for the Monacard Services which must be signed and mailed to the offices of Monacall. Further, prospective players will be required to set up an offshore account (facilitated by the Company) with an approved bank prior to gaining access to the Company's virtual casino for wagering purposes. The Company will only accept and approve applications if the "holder's" stated legal address (for banking and mailing purposes) is outside of US jurisdictions and if the applicant meets all other legal restrictions of their respective jurisdiction such as age and residency requirements. The Company will require identification evidence, in the form of passport and/or driver's license, faxed or mailed to the Company. In addition, the Company will supply the account holder with certain passwords to identify themselves during logon procedures consistent with industry practices for such activities. See "Government Regulations."

  The virtual casinos will initially offer a cross-section of casino style games including, but not limited to, blackjack, craps, roulette, poker, keno and slots. Other casino games, such as baccarat, will be added over time consistent with the cultural and regional demands of the clientele. In addition, E-Casinos intends to ultimately offer a "Sportsbook" for wagering on international sporting events and access to international lottery ticket purchases. The Sportsbook and lottery application are likely to be offered in conjunction with third parties pursuant to partnerships and/or joint ventures.

     E-Casinos' virtual casinos will offer its player many features beyond that of actual wagering applications. Prospective players will be provided with a simple electronic means to view the virtual casino and its associated rules and terms, and them register directly online. At all reasonable times players will have the ability to communicate with customer assurance on a real-time online basis. Players will also have the ability to communicate online with other registered members of the virtual casino through "e-mail", live "chat-rooms" and "classified ad posting". Players will have access to online applications for electronic banking, virtual shopping, and connections with affiliated hotels and resorts. E-Casinos will to provide its players with a unique virtual experience intended to transcend a mere gaming application.

     The Company intends to provide electronic banking, in connection with its licensed use of CWH's Virtual Casino WorldTM system, which provides the Company's customers with the integrated use of Monacall's MonacardTM, and Audio SmartCard financial services system. Pursuant to a completed and approved application by a prospective customer, Monacall will create a customer account, for whom an electronic wallet will be created by charging a positive balance against a credit card with transactions which will be cleared through Credit Foncier De Monaco, an authorized bank located in Monte Carlo, Monaco. Approve Customers who are issued a MonacardTM by Monacall will be able to access the financial services, either through the Internet or via the telephone. A customer's MonacardTM will only be active so long as a positive balance exists in their electronic wallet. E-Casino will accept MonacardTM as a recognized form of electronic payment. The Company will receive a periodic accounting of customers use of this payment system and will be paid its proportionate share as collected by Monacall.

     As of the date hereof, the Company has not entered into any electronic shopping or hotel/resort agreement with third parties. The Company intends to focus its initial strategy on development of the gaming and information services and to introduce these supplementary services on an interim basis. The introduction of these services and the type and location of services offered will depend on the geographical areas that respond/.
     Management anticipates that when CCCI becomes fully operational, it will eventually provide the facility for players to transfer "e-cash" into their virtual casino debit account from designated banks or other credit facilities such as credit cards. However, CWH has no current obligation to incorporate or integrate this proposed strategy or technology into its virtual casino arrangements with the Company. Management intends that once the technology and systems are validated, it will negotiate an equitable arrangement with CWH. Under this scenario, once the virtual casino's management software confirms that sufficient funds are available for wagering by a specific player, the player will be allowed to place wagers consistent with available funds.

     CCCI intends to use CD-MAX's proprietary data encryption process which can be used to protect data being transmitted over the Internet. The system involves the creation of a special information packet containing identification information, a description of the amounts and currency types involved in the transaction, and account information. The packet is created using a sophisticated process involving information hashing, tagging, and encryption. The packet uniquely identifies the sender and is relatively impossible for either the sender or anyone in the Internet environment, except for CCCI's authorized central clearing house, to read, tamper with, or otherwise interfere with the information.

Product Research and Development

     The Company has relied upon the developers of the technology which the Company has acquired or licensed to carry out the research and development related to the development of the particular technology. Thus, during the most recent three fiscal years and for the six month period ended June 30, 1996, the Company did not expend any funds on research and development related to the Company's entry into the Internet gaming business. The Company did expend a total of $19,121 in 1995 through its discontinued subsidiary, Tessier Resources, Ltd., towards the development of Tessier's snow and ice removal equipment. Management anticipates that as the Company begins operation of its virtual casinos, it will likely begin to expend some funds for ongoing research and development for new products and for enhance existing ones. However, at this time management has made no estimates as to the extent of any future research and development expenditures.

Marketing, Distribution and Customers

     The Company's marketing strategy is focused on a two pronged approach to meet the requirements of its bi-level targeted market. First, the Company will seek potential partners and joint venturers interested in providing, jointly with the Company, a unique virtual casino, and second, the end-users (players) of that virtual casino. The Company will necessarily employ different methodologies for soliciting these distinctive market segments.

     In seeking venture partners for operating the virtual casinos, the Company's management is expected to continue to take advantage of publicity it has received in the international community regarding its Internet gaming activities. In June 1996, the magazine International Gaming & Wagering Business published a brief notice of he Company's press release regarding its licensing arrangements with CWH and Monacall. In addition, Virtual Reality News, a United Kingdom publication, published a similar news report on the Company's gaming activities in its May 1996 edition. Also, management expects to continue to avail itself of its personal international contacts with potential qualified venture partners and government representatives.

     The potential market for end-users (players) in the virtual casinos is difficult, if not impossible, to accurately estimate. This potential market is made up of such factors as the dollar volume of current worldwide gaming, both legitimate and illegal gaming, the current market for computer ownership, the volume of current Internet subscribers, and predictions of growth in these three sectors. Management believes that the three primary issues that must be effectively addressed to maximize its marketing efforts for the Company's online gaming venture are (i) proper identification of target demographics and psychographics; (ii) the use of a blend of traditional marketing and new media marketing techniques such as marketing via the Internet itself; and (iii) the ability to capture and retain the subscribers.

     Management further believes that two distinct populations, gamblers and Internet users, are potential users of a virtual casino on the Internet. Within this demographic, the Company will look to define three major target groups; (i) Internet users with a propensity to gamble; (ii) Internet users that could be induced to gamble with a viable, credible and secure online application; and
(iii) gamblers with little or no Internet experience that might want to take advantage of online gambling. Management intends to investigate thoroughly the demographics, psychographics and attitudinal preferences of all three consumer groups. The Company's ultimate ongoing marketing plans will evolve from these investigations.

     Management is confident that existing evidence suggests that a significant market exists for providing gaming activities and services over the Internet and thus justifies the Company's entry into this business. A sample of the research and forecasts that management has reviewed is as follows:

     Worldwide sales of lottery tickets exceeded $115 Billion in 1995 as stated in International Gaming and Wagering Business in May 1996.

     During 1995, the Internet consisted of 7,000,000 host computers integrated internationally via 60,000 mostly private networks. Based upon the 1995 growth rate, there will be 124 million hosts by the year 2000. Source: The "Internet Gambling" Report, 1996 edition.

     Liechtenstein's Internet Lottery can draw potential players from nearly 50,000,000 Internet users across the globe. Source:
     International Gaming & Wagering Business, November 1995.

     As of 1994, gross wagering in the US totaled $482 billion.
     Source: U.S. News & World Report, January 15, 1996.

     Approximately 40% of gaming revenues in the future may be from "virtual" casinos, Internet lotteries, Bingo, sports wagering and other online gaming locations. Source: The "Internet Gaming" Report, 1996 edition.

     The above information is presented for informational purposes only and has been derived from sources believed to be reliable, although some information is based on estimates. It should be noted that the sources relied upon are various publications which may or may not have provided supporting validation for their
estimates.       International  Gaming & Wagering  Business and the U.S.  News &
World Report are recognized publishers of information in their related fields of reporting. Both periodicals appear to have reasonable validation for their estimates and representations. The "Internet Gambling" ReportTM is a comprehensive report covering the gambling industry including the "virtual" on-line gambling industry. This report is generated by the Ryan Group of La Jolla, California. The Ryan Group represents that it has substantial information to validate its representations in the report which is available for purchase by interested parties. The balance of the publications referred to above did not provide supporting validation for their estimates. Actual results may not be closely related to forecasts made. There can be no assurance that the information presented above will approximate actual results.

     The Company is currently in the process of soliciting marketing proposals from recognized international marketing, advertising, consulting firms and individuals, such as KPMG Pete Marwick, Asia Pacific Ventures, Time International and the Asia Times. Management intends to develop distinct targeted marketing strategies in conjunction with these expert sources. Further, once the Company has entered into an agreement with a venture partner, it intends to rely upon the direct experience of that partner related to a specific target market for the area intended. The Company will also actively promote its virtual casinos through the Internet itself and promote and advertise its services through that medium. Presently, management expects that CD-ROMs will be the primary source of distribution of the company's software application, with diskettes and online download secondary considerations.

Technological Change and Competition

     The offering of casino gambling services on the Internet, although relatively new, is characterized by rapid and significant technological change corresponding to similar technology enhancements in the computer, software and telephony industries. A significant number of companies, organizations and individuals are currently offering or purporting to offer on the Internet similar gambling services as that of the Company. Those organizations with the greatest visibility to date include, but are not limited to the following entities, with their listed area of operation indicated in parenthesis: Internet Casinos (St. Martin, Barbados, Monaco and Nevada), Interactive Gaming & Communications Corp., formerly Sports International - USA (Antigua and Grenada), Casinos of the South Pacific (Cook Islands), and Virtual Vegas (Venice Beach, California).

     As of this date, however, to the best knowledge of the Company, no firm is offering casino style gambling for other than fun on the Internet. The Company is aware of several firms currently offering actual wagering on various sporting events with financial transactions being administered from off-shore (outside the US) accounts. In addition, several organizations currently offer lottery tickets for sale from International Lotteries. One specific organization, Interlotto, operates an Internet lottery authorized by the Liechtenstein Government.

     There are also a significant number of organizations and companies interested in pursuing the business of providing currency change using e-cash. Some of the competitors currently offering e-cash services include, but are not limited to, start-up firms such as DigiCash, located in Amsterdam, and CyberCash, located in Reston, Virginia, as well as more notable corporate names such as Microsoft, Xerox, Visa and Citicorp. Once both CCCI and E-Casinos become fully operational, management anticipates to market both E-Casinos to CCCI customers and CCCI to E-Casinos customers. By making CCCI services available to the users of the E-Casinos players, the Company believes that it will establish and enhance the visibility and credibility of CCCI's operation. The Company intends to use a portion of the proceeds from the sale of Common Stock to the Selling Stockholders to commence CCCI's operations.

     The barrier to entry to most Internet markets, including the gambling segment, is relatively low making its accessible to a wide number of entities and individuals. The Company believes, however, that there are substantial supplemental market barriers that will ultimately preclude the vast majority of prospective providers from maintaining a material or successful Internet operation and provide an advantage to the Company. These barriers include, but are not limited to the following:

     Credibility and Integrity. At present, there are no official regulators of gambling services on the Internet and many of the companies offering gambling services are located in remote spots in the Caribbean Islands such as Antigua or St. Martin. Prospective gamblers want some assurance that they are dealing with credible organizations that will adhere to stated payout percentages and make distributions of any winnings to the player. Management's goal is that once operational, E-Casinos will give credibility through its association with prominent business partners, such as Monacall, located in Monte Carlo, Monaco. Also, E-Casinos' expected use of state-of-the-art security technology is intended to instill confidence for prospective players to provide funds on account and wager at the virtual casino. In addition, E-Casinos will retain a recognized international auditing firm to audit the operations of the virtual casinos to assure integrity of its activities, although no such arrangements have been made as of the date hereof.

     Technology. Although most all of the prospective providers of gaming services on the Internet offer some form of casino style wagering games to the public, they are typically based on a HTML (HyperText Markup Language) format that is transmitted and "emulated" or "viewed" by a web browser (such as Netscape). Thus, the transmission and viewing of these sites is rooted in Terminal/Host architecture where the terminal or web browser "views" HTML just like a terminal would emulate traditional mainframe protocols. Consequently, the animation and graphic viewing esthetics of the gambling action are typically of a simple nature. E-Casinos' use of the CWH and MindWireTM technology combines the best elements of terminal/host software design and client/server design for the purposes of disseminating information. The Company believes that this technology will provide robust graphics and animation, as well as supplemental features such as e- mail, online shopping, chat rooms and bulletin boards. The Company recognizes, however, that with the rate of technological change currently in effect, it must continue to evaluate and develop new technologies to maintain any expected competitive edge.

     Adequate Financing. As stated previously, the cost to set up and maintain a low quality casino website is relatively small. However, the collateral expenses associated with marketing the website and system support remains substantially high. E-Casinos projects that it will initially spend a minimum of $1 million to market and promote its initial virtual casino to targeted markets. As the number of virtual casinos grows and the targeted markets are expanded worldwide, the marketing costs are expected to increase proportionally. In addition, the Company's affiliated partners have incurred multi-million dollar expenses to develop the unique software application and build the telephony and transaction processing facilities necessary to handle the large volume of accesses to its website. The Company believes that with the financing obtained from the Selling Stockholders in the purchase of the securities that are the subject of this Prospectus and related registration statement, it can reasonably compete with anticipated competitors.

Patents, Copyrights and Trade Secrets

     The Company's current business is based on technologies acquired or otherwise licensed from third parties. The Company does not own or otherwise control any patents, copyrights or trademarks, although the Company has submitted a trademark application for both "VentureTech" and "E-Casinos." However, those third parties from which the Company does license its technology have taken the appropriate steps to protect the intellectual property rights of the technology. CWH has copyrighted and trademarked the Virtual CasinoWorldTM software application. Also, Durand has copyrighted and trademarked the MindWireTM application. Further, certain modules of the MindWireTM application are currently patent pending. Certain software code developed through Alphacom has been copyrighted through its affiliate developer, World Star Holdings, Ltd., a Canadian corporation. The system security software application, developed by CD-MAX, has been copyrighted and trademarked and CD-MAX intends to expand its current patents to include additional security applications. There can be no assurance that any remaining patent (or copyright) applications relating to the Company's licensed technology will result in patents being granted or that, if granted, such patents will afford protection against competitors with similar technology. Also there can be no assurance that those entities licensing the Company's technology will have the financial resources necessary to enforce any patent or copyright rights it may hold. Although the Company is not aware of any infringement claim against this technology, in the event that a future claim against the developer and/or the Company is successful, it may be necessary for the Company to obtain additional licenses to such patents or to other patents or proprietary technology. There can be no assurance that the Company will be able to obtain any such additional licenses on commercially reasonable terms. Any disclosure of such technology or development of substantially equivalent technology could result in increased competition that might materially and adversely affect the Company's revenues and cost of sales.

     The Company will attempt to protect its own proprietary technology by relying on trade secret laws and non-disclosure and confidentiality agreements with its employees who have access to its proprietary technology. To date, the Company has not entered into any such agreements. Despite these protections, no assurance can be given that others will not independently develop or obtain access to such technology or that the Company's competitive position will not be adversely affected thereby. See "Risk Factors - Patents, Trademarks and Copyrights."

Government Regulation

     Ownership and operation of land-based gaming facilities in the United States, in particular, and elsewhere in the world, is normally subject to extensive state and federal government regulations. However, the Company intends to offer its casino gaming services over the Internet through facilities located in Monte Carlo, Monaco and initiated from various authorized locations.
     The Company's licensing and operating agreements with CWH requires that a valid gaming license be obtained from international jurisdictions acceptable to CWH for each individual virtual casino to be licensed from CWH, provided that such jurisdiction requires a gaming license. The Internet transaction and processing requirements of the Company will be carried out by Monacall from their telephony and banking facility located in Monte Carlo, Monaco. The authority for transaction and processing by Monacall on behalf of the Company was created through the Joint Venture Agreement between Monacall and CWH. Once the Company obtains approval from CWH regarding the submitted foreign gaming license, the Company may offer its Internet gaming services to any location in the world where such Internet gaming is lawful. The Company is currently seeking valid gaming licenses from the jurisdictions of Turkey and the Marshall Islands. As of the date hereof, the Company has not been issued a gaming license.

     Due to the relatively recent introduction of the Internet, few countries, or other such legal entities, have laws or statutes regulating the use of the Internet for gaming purposes. The Company believes that it can reasonably offer its services to most countries , provinces, states or other such geographical entities and not be in violation of its stated laws or statutes. These areas where Internet gaming is considered lawful would constitute authorized locations. The Company recognizes that jurisdictions wherein authorized locations are designated may initiate new laws or legislation once the Company begins offering its services in those jurisdictions. It is the responsibility of the Company to ensure the legality of its operations in these authorized locations. The Company believes that it is in its best long term interest to work with national and/or local authorities and may seek their consent in advance of operating in the authorized locations. The Company anticipates that some as of now undetermined percentage of its revenues will be paid to those authorized locations in conjunction with its consent. As of the date hereof, no formal agreements have been reached with any formally authorized location.
     Although management believes that the Company is in compliance with all applicable existing regulations in those countries which it intends to offer its services, there can be no assurance that the Company can remain in compliance
with existing and new  regulations at a reasonable  cost.         The Company is
fully cognizant of the fact that Internet related laws and regulations are just beginning to emerge and that such national and international legislation is expected to develop over the next few years. Such legislation could negatively impact the Company or hinder its ability to offer its services in the futures. There can be no assurance that the Company's gaming services over the Internet will continue to be accepted in those jurisdictions in which they are presently accepted, or that a government or court system will not disallow the use of Internet gaming services. See "Risk Factors - Government Regulation."

     A bill to create a national commission to study gambling in the US (including interactive virtual wagering) was tentatively approved by a Senate
committee  in May  of  1996.       On  July  22,  1996,  the  House  gave  final
congressional approval to a measure that would create a federal commission to examine the rapid growth of the US gambling industry. On a voice vote, the House sent the legislation to President Clinton, who has said he supported the bill. The bill's sponsor is Rep. Frank R. Wolf (R-Va.). The measure would create a nine member National Gambling Impact and Policy Commission to study economic and social impact of gambling and report its findings to Congress and the president in two years. The commission could recommend changes in state or federal gambling policies. Among the issues the panel would examine is gambling on the Internet. As of the date hereof, there is no indication as to any potential
legislation or new laws that may result from this      commission.

     The Company intends to employ stringent procedures to reasonably eliminate the possibility of United States ("US") residents placing wagers (for real money) on the Company's system where such wagers are initiated within the geographical and legal boundaries of the US. Until laws relating to such matters are clarified, the Company will not directly market nor solicit its services in the US.

     As an added measure, the Company will post advisories on its website clearly stating the Company's position on this matter and its intention not to provide such services within the US. Prospective players are required to fill out and sign a membership application form for the Monacard Services which must be signed and mailed to the offices of Monacall. Any submittal with a US address or with a credit card billing address within the US will be automatically denied access to the live wagering system. Further, prospective players will be required to set up an offshore account (facilitated by the Company) with an approved bank prior to gaining access to the Company's virtual casino for wagering purposes. The Company will only accept and approve applications where the "holder's" stated legal address (for banking and mailing purposes) is outside of US jurisdictions and if the applicant meets all other requirements of their jurisdiction such as age and residency restrictions. The Company will require identification evidence, in the form of passport and/or driver's license, faxed or mailed to the Company. Also, the Company will not accept bank transfers from branch office banks located in the US. In addition, the Company expects to distribute its access disks, CD-ROM's or other software application necessary for virtual casino access only in jurisdictions where the Company intends to operate. The Company will not distribute such software applications within the US. In the event that the Company is made aware of an individual surreptitiously or fraudulently obtaining an account or otherwise utilizing pirated software from an international source, the Company intends to immediately terminate such an account holder and cause any winnings credited to their account to be forfeited.

     The Company has not made an independent study as to any federal or state laws that directly regulate its intended business. Certain laws or regulations may be put into effect by federal or state governments in the future that may affect the company's ability to operate in the US if it so chooses. However, in any event, by following the stringent procedures detailed above, the Company reasonably believes it will avoid any possible conflicts or ramifications with US authorities.

Employees

         As of the date hereof, the Company has one full time employee functioning as the Company's Chief Operating Officer and Chief Financial Officer. Because of the nature of the Company's business at this time, management intends to primarily use consultants and advisors to provide the interim services required for its operations. Further, the Company has entered into certain licensing agreements with third parties as an initial means of developing its service offerings and, accordingly, relies upon the work performed by its licensing partners. As the Company's virtual casinos become operational, it is anticipated that the Company will hire additional qualified personnel consistent with workload requirements and as business conditions warrant.

Facilities

     The Company's primary executive office is located at 11480 Sunset Hills Road, Suite 100E , Reston, Virginia 22090. These facilities, leased by CD-MAX, Inc., are shared with the Company pursuant to a sublease. Under its arrangement with CD-MAX, the Company reimburses CD-MAX for its expenses related to the share use of the space. Two of the Company's directors, Ken Fitzpatrick and Craig Bampton, primarily use their own independent office space in San Francisco, California and Winnipeg, Canada, respectively, to conduct the business of the Company. The Company reimburses Messrs Fitzpatrick and Bampton for "out-of-pocket expenses" related to the Company's business. The Company also occupies approximately 2,750 square feet of office space located at 1055 West 14th Street, Vancouver, British Columbia, which is sub-leased through Multiplex Technologies. This facility is primarily used for the marketing and investor relations requirements of the Company. The Company believes that its current facilities are adequate for its current needs and anticipates securing additional office space as business conditions warrant.

Litigation

     There are no material pending legal proceedings to which the Company or its subsidiaries is a party or to which any of their property is subject.

                                MANAGEMENT

Executive Officers and Directors

The executive officers and directors of the Company are as follows:

          Name                       Age        Position
Kenneth F. Fitzpatrick               55         President, Chief Executive
                                                Officer and Director
Craig J. Bampton                     42         Vice President and Director
G. Michael Cartmel                   58         Vice President Public Relations
                                                 and Director
Arthur Rosenberg                     43         Chief Operating Officer, Chief
                                                 Financial Officer
Alyssa Bampton                       25         Secretary

     All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. As of June 30, 1996, the Company had not compensated its directors for service on the Board of Directors or any committee thereof. In addition, the Company reimburses each Director's out of pocket expenses incurred in connection with their duties as directors. Each officer of the Company serves at the discretion of the Board of Directors.

     Kenneth F. Fitzpatrick. Mr. Fitzpatrick joined the Company in August 1995 as the President, Chief Executive Officer and Director. Mr. Fitzpatrick has over 28 years of experience in the investment business. For the past six years, Mr. Fitzpatrick has owned and operated the VanSan Group of San Francisco, an investment banking and corporate financing firm doing business in the United States and Canada. Mr. Fitzpatrick holds a B.S. degree in Business from Babson College in Wellsley, Massachusetts.

     Craig J. Bampton. Mr. Bampton became the Vice President and a director of the Company following the acquisition of Tessier Resources, Ltd. ("Tessier") in 1994. Mr. Bampton has been the Vice President of Tessier and President of its wholly owned subsidiary, Pulverizer Systems, Inc., since 1991. Following the sale by the Company of Tessier to Kaniksu Ventures, Inc., Mr. Bampton became the President and a director of Kaniksu Ventures, Inc., a publicly traded corporation. Prior to joining Tessier, Mr. Bampton was employed from 1973 to 1991 by Burlington Northern Railways Manitoba Ltd., where he was an agent / office manager for the Manitoba, Canada region. Mr. Bampton attended Red River Community College. Mr. Bampton is the uncle of the Company's Secretary, Alyssa Bampton.

     G. Michael Cartmel. Mr. Cartmel became the Vice President of public relations and a director of the Company in April 1994. Following the sale by the Company of Tessier to Kaniksu Ventures, Inc., Mr. Cartmel also became a director of Kaniksu Ventures, Inc., a publicly traded corporation. Mr. Cartmel has been self-employed for several years as a consultant to the investment community providing investor and public relations services to publicly held companies. From 1991 to the present, Mr. Cartmel has been a principal of BMB Holdings, Ltd., a provider of investor relations and consulting services. Mr. Cartmel holds a a B.A. degree in economics and psychology from the University of British Columbia.

     Arthur Rosenberg. Mr. Rosenberg joined the Company in February 1996 as the Chief Operating Officer and Chief Financial Officer. Since 1992, Mr. Rosenberg has been an independent corporate consultant offering his clients advise on financial, strategic, investment and operational matters. From 1992 to 1996, Mr. Rosenberg was the Chief Operating Officer and Chief Financial Officer of
LottoFone Incorporated, a company located in Alexandria, Virginia providing telephone based wagering capabilities to state and international lotteries. From 1988 to 1992, Mr. Rosenberg was the Vice President and Chief Financial Officer of Industrial Training Corporation, multi-media training company located in Herndon, Virginia. Mr. Rosenberg is a graduate of Northeastern University with a B.A. degree in chemistry and also earned an M.B.A. in marketing management from Boston College.

     Alyssa Bampton. Ms. Bampton has worked with the Company on a part-time basis since April 1994 performing various administrative duties. From 1991 to 1993, she worked as an administrator at Eyetel Technologies, Inc. handling a variety of duties such as customer service, public relations, advertising and product promotion for the video conferencing technology being developed and sold for that company. Ms. Bampton attended Capilano College for two years. Ms. Bampton is the niece of the Company's Vice President, Craig J. Bampton.

Executive Compensation

     The following table sets forth a summary of cash and non-cash compensation for the year ended December 31, 1995 and the six month period ended June 30, 1996, with respect to the Company's Chief Executive Officer. No material salaries were paid by the Company for the two year period prior to 1995. No executive officer of the Company has earned a salary greater than $100,000 annually for any of the periods depicted.

                                            Summary Compensation Table
                                                     Other Annual    All Other
Name and Principal Position   Year  Salary  Bonus   Compensation   Compensation
- ---------------------------   ----  ------  -----   ------------   ------------
Kenneth F. Fitzpatrick,       1996  $   -   $  -     $    -          $    -
 President and C.E.O.         1995  $   -   $  -     $    -          $ 30,750(1)

     (1)     Mr. Fitzpatrick was paid primarily as a consultant in 1995.

     The preceding table does not include any amounts for noncash compensation, including personal benefits, paid to the Company's C.E. . The Company believes that the value of such noncash benefits and compensation paid to Fitzpatrick during periods presented did not exceed the lesser of $50,000 or 10% of the cash compensation reported for him.

     The following table includes those stock purchase warrants (options) issued by the Company to its Chief Executive Officer during the Company's last fiscal year. For purposes of calculating the percent of the total options granted to employees, the aggregate number issued to all officers, directors and employees is used.

                    Options/SAR Grants in Last Fiscal Year

                                 Percent of Total
                                   Options/SARs
Name and Principal    Options/SARs (#) Granted  Exercise or Base
Position                  Granted  To Employees  Price Per Share Expiration Date
- ---------------------- ----------- ------------  ---------------  --------------
Kenneth F. Fitzpatrick,    75,000       13%           $2.50           05/31/99
  President, C.E.O        100,000       18%           $5.75           11/06/99
Barry Worshoufsky         100,000       18%           $2.50           05/31/99
  President, C.E.O.


Employment Agreements

       As of the date hereof, the Company has not entered into any employment contracts with any of its employees, officers or directors, nor has the Company had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors.

                          CERTAIN TRANSACTIONS

       On March 14, 1996 the Company effected the sale of its wholly owned subsidiary, Tessier Resources, Ltd. ("Tessier") to Kaniksu Ventures, Inc. ("Kaniksu") in exchange for a $3,000,000 debenture convertible into 2,000,000 shares of Kaniksu common stock. The $3,000,000 debenture matures in four (4) years for the date of issuance, carries no interest, and may be converted at the conversion price of $1.50 per share into an aggregate of 2,000,000 shares of authorized but previously unissued shares of Kaniksu common stock at any time prior to repayment of the debenture. Presently, VentureTech does not have an ownership interest in Kaniksu. However, if the debenture was totally converted into 2,000,000 shares of Kaniksu common stock as of the date hereof, and assuming no additional Kaniksu shares have been issued, VentureTech would own approximately 40% of Kaniksu's issued and outstanding common stock.

       As additional consideration for the acquisition of Tessier, Kaniksu has agreed to issue to eligible stockholders of the Company shares of Kaniksu common stock and rights to purchase additional shares. Under the terms of the agreement, each individual VentureTech stockholder as of the date of record, April 5, 1996, is entitled to five (5) shares of authorized but previously unissued Kaniksu common stock for each 100 shares of VentureTech common Stock owned. Only stockholders owning at least 100 shares of VentureTech Common Stock are eligible for the distribution. Further, each five shares of Kaniksu common stock issued to VentureTech stockholders shall include ten (10) rights, each right entitling the holder thereof to purchase one additional share of Kaniksu common stock for $2.25 per share for a period of sixty (60) days following receipt of the Kaniksu shares and rights. Kaniksu intends to provide these shares and rights pursuant to a registration statement to be filed as soon as practical.
       Following the sale of Tessier to Kaniksu, Craig J. Bampton, Vice President and a director of the Company, became the President and a director of Kaniksu, and G. Michael Cartmel, also Vice President and a director of the Company, became a director of Kaniksu. Prior to the sale of Tessier, Mr. Bampton was Vice President of Tessier and President of its wholly owned subsidiary, Pulverizer Systems, Inc. Mr. Bampton intends to devote the majority of his time to the operations of Kaniksu. Because of the Company's ongoing interest in Kaniksu, it is believed desirable to have two of the Company's directors also serve as directors of Kaniksu.

       Since 1994, the Company has received advances from various parties including officers, directors, stockholders and others in exchange for shares of Common Stock, warrants, convertible notes and debentures. On June 30, 1996, the Company issued 419,086 shares of Common Stock to Barry Worshoufsky in consideration for advances to the Company on the basis of $1.70 per share. As of March 31, 1996, the Company issued 539,172 shares of Common Stock (408,226 shares issued on February 16, 1996 and 130,946 shares issued on March 31, 1996) to Barry Worshoufsky in consideration for advances to the Company of $916,660 on the basis of $1.70 per share. On April 23 and April 29, 1996, the Company issued 300,000 shares and 2,000,000 shares, respectively, to Regis Investment Company Limited as a partial conversion of a convertible debenture on the basis of $.03 per share. Also, on December 31, 1995 the Company issued 210,888 shares of Common Stock to Barry Worshoufsky in consideration for advances to the Company of $358,510 on the basis of $1.70 per share. Further, on October 31, 1995, the Company issued 380,886 shares of Common Stock to Enterprise Capital in consideration for advances to the Company of $647,506 on the basis of $1.70 per share. Additionally, in March 1996, the Company received a note from a
related party,     Enterprise Capital International,  Inc.  ("Enterprise"),
for $200,000 advanced to        Enterprise,  which note was subsequently repaid
to the Company in April 1996.

      From May 1994  through  November  1995,  the  Company  granted  1,532,000 warrants to certain individuals, of which 470,000 warrants were granted to current officers and directors of the Company. Those officers and directors receiving warrants and the number issued to each include Craig J. Bampton (50,000), G. Michael Cartmel (50,000), Kenneth F. Fitzpatrick (175,000), Arthur Rosenberg (135,000), and Alyssa Bampton (60,000). The warrants were issued with exercise prices ranging from $2.50 to $5.75 per share, which represented the fair market value of the stock at the time of grant of the warrants, and with terms ranging from four to five years.

       Also, in May 1994, the Company issued an aggregate of 360,000 stock options to three of its directors, 120,000 options each. Those persons receiving the options were current director G. Michael Cartmel, current officer Alyssa Bampton, and former director Barry Worshoufsky. Each option is exercisable at any time prior to May 2000, unless extended by the Company for an additional five years, and entitles the holder to purchase one share of the Company's authorized but unissued Common Stock at the option price of $2.50 per share. As of the date hereof, none of the options have been exercised. If all of the options are exercised, an additional 360,000 shares of Common Stock may be issued at the price of $2.50 per share. See "Risk Factors - Additional Dilution" and "Principal Stockholders."

                              PRINCIPAL STOCKHOLDERS

       The  following  table  sets  forth  information          as of     August
30, 1996, giving effect to the issuance of 6,000,000 shares to the Selling Stockholders (See "Selling Stockholders"), with respect to the beneficial ownership of shares of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers as a group. Those names in parenthesis represent the principal shareholders of the respective entities.

                                      Number of Shares           Percentage
Name                                 Beneficially Owned          Ownership(1)
- ----                                 ------------------          ------------
Craig J. Bampton *                         1,350,000(2)                8.0%
  65 Fletcher Crescent
  Winnipeg, Manitoba Canada R3T OK9
G. Michael Cartmel *                         170,000(3)                1.0%
  304-2170 West Third Avenue
  Vancouver, B.C. Canada V6K 1L1
Kenneth F. Fitzpatrick *                     175,000(4)                1.0%
  1860 Jackson Street
  San Francisco, California 94109
Arthur Rosenberg                             135,000(5)                 .8%
  11480 Sunset Hills Road, Suite 110E
  Reston, Virginia 22090
    Alyssa Bampton ......                    180,000(6)                1.1%
  1775 Bellevue Avenue
  West Vancouver, B.C. Canada
Regis Investments Company Limited         17,670,000(7)               55.1%
  701 United Chinese Bank Building
  Des Vouex Road Central
   ( Jose Reyes, Jr.)
  Hong Kong
Caledonian Trading Corporation             1,000,000(8)                5.9%
  c/o Bank Sarasin & Company
  62 Elisabethen Strasse CH-4002
  Basil, Switzerland
Eagle Technology Corporation               1,000,000(8)                5.9%
  c/o Bank Sarasin & Company
  62 Elisabethen Strasse CH-4002
  Basil, Switzerland
Falcon Commercial Enterprises Limited      1,000,000(8)                5.9%
  c/o Bank Sarasin & Company
  62 Elisabethen Strasse CH-4002
  Basil, Switzerland
Falcon Sales Corporation                   1,000,000(8)                5.9%
  c/o Bank Sarasin & Company
  62 Elisabethen Strasse CH-4002
  Basil, Switzerland
Protex International Limited               1,000,000(8)                5.9%
  c/o Bank Sarasin & Company

  62 Elisabethen Strasse CH-4002
  Basil, Switzerland
Westminster Computer Services Limited      1,000,000(8)                5.9%
  c/o Bank Sarasin & Company
  62 Elisabethen Strasse CH-4002
  Basil, Switzerland
Monique Tessier                              700,000                    4.2%
  65 Fletcher Crescent
  Winnipeg, Manitoba Canada R3T OK9
Robert Tessier                               700,000                    4.2%
  65 Fletcher Crescent
  Winnipeg, Manitoba Canada R3T OK9
   Barry Worshoufsky                       1,404,222(9)                  8.2%
  3 Hendel Circle
  Deer Park, New York 11729
Manatee Investments                        1,300,000                    7.7%
  P.O. Box 1790 Cayman Overseas Bank & Trust
     (John Law)
  Grand Cayman BWI
All directors and executive officers
  as a group (4 persons)                   2,010,000(10)               11.1%

  *      Director
 ** Unless otherwise indicated in the footnotes below, the Company has been advised that each person has sole voting power and dispositive power over the shares indicated above.

     (1) As of August 30, 1996, there we e 16,850,186 shares of Common Stock outstanding, which figure takes into consideration the 6,000,000 shares issued to the Selling Stockholders. Additionally, certain officers and directors hold certain warrants and/or stock options to purchase 710,000 shares of Common Stock which are currently exercisable, subject only to the Company being included on the Nasdaq Stock Market. Further, certain principal stockholders hold certain convertible debentures and warrants that may be converted into 15,200,000 shares of Common Stock. Therefore, for purposes of the table above, as of the date hereof, 32,760,186 shares of Common Stock are deemed to be issued and outstanding in accordance with Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. See "Prospectus Summary - The Offering." Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of
              August 30, 1996 and assumes the exercise of warrants and/or options held by such person (but not by anyone else) exercisable within sixty days.
(2) Includes 50,000 shares which may be acquired by Mr.Bampton pursuant to the exercise of warrants and/or stock options exercisable within sixty days at the exercise price of $2.50 per share.
(3) Includes 170,000 shares which may be acquired by Mr. Cartmel pursuant to the exercise of warrants and/or stock options exercisable within sixty days at the exercise price of $2.50 per share.
(4) Includes 175,000 shares which may be acquired by Mr. Fitzpatrick pursuant to the exercise of warrants and/or stock options exercisable within sixty days at the exercise price of $2.50 to $5.75 per share.
(5) Includes 135,000 shares which may be acquired by Mr. Rosenberg pursuant to the exercise of warrants and/or stock options exercisable within sixty days at the exercise price of $5.75 per share.

(6) Includes 180,000 shares which may be acquired by Ms. Bampton pursuant to the exercise of warrants and/or stock options exercisable within sixty days at the exercise price of $2.50 per share.

(7) Includes 15,200,000 shares which may be acquired by Regis Investments Company Limited pursuant to the conversion of a convertible debenture and exercise of related warrants exercisable within sixty days at the exercise price of $.03 per share.
(8) A Selling Stockholder whose shares are held in escrow pending the effectiveness of this Prospectus, at which time the respective shares will be delivered to the stockholder upon the payment to the Company of the purchase price of the shares.

(9) Includes 220,000 shares which may be acquired by Mr. Worshoufsky pursuant to the exercise of warrants and/or stock options exercisable within sixty days at the exercise price of $2.50 per share.
(10) Includes 710,000 shares which may be acquired by the Company's directors or executive officers within sixty days pursuant to the exercise of warrants and/or stock options at various prices.

                                 SELLING STOCKHOLDERS

     On April 24, 1996, the Company agreed in principal to enter into a private transaction whereby the Company would sell to a consortium of European investors, consisting of six individual entities (the "Selling Stockholders"), an aggregate of 6,000,000 shares of authorized but previously unissued Common Stock for the purchase price of $10.00 per share. This transaction was not registered under the Securities Act of 1933, as amended (the "Act"), and therefore the shares of Common Stock issued pursuant to this transaction are deemed "restricted securities." The agreement was finalized on May 6, 1996 by Dr. Rocco Guarnaccia, acting as Agent for the Selling Stockholders. On May 6, 1996, the closing market price of the Company's common stock was $14.375 per share.
     As a provision of the private sale of the 6,000,000 shares, the Company agreed to file a registration statement with the Securities and Exchange Commission for the purpose of registering the 6,000,000 shares. This Prospectus, which is part of the Company's registration statement, relates to the offer of the 6,000,000 shares by the Selling Stockholders into the public market. All expenses associated with the sale of shares of Common Stock by the Selling Stockholders will be paid by the Selling Stockholders.
     The 6,000,000 shares have been issued by the Company and delivered to an escrow account to be held pending the effectiveness of the registration statement, to which this Prospectus is a part, and receipt of $60,000,000 payment for the shares. Pursuant to the terms of the escrow, upon the effectiveness of the Company's registration statement the $60,000,000, representing the purchase price of the shares, will be delivered to the Company and, concurrently, the 6,000,000 shares of Common Stock are to be delivered to the respective Selling Stockholders.

     The 6,000,000 shares are being registered for the respective accounts of the individual Selling Stockholders. The transferability of the 6,000,000 shares is restricted by federal and state securities laws. Upon registration and resale, such Selling Stockholders' shares will be free of the restrictions other than restrictions under the Act with respect to persons who may be deemed to be affiliates of the Company for the purposes of the Act.

     The  Selling  Stockholders  may sell their  respective  shares  directly to purchasers, through broker-dealers acting as agents for them, or to broker-dealers who may purchase shares as principal and thereafter sell the shares from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealer, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     The Selling Stockholders, broker-dealers and any other persons, if any, acting in connection with such sale of the 6,000,000 shares, might be deemed "underwriters" within the meaning of Section 2(11) of the Act and any commission received by them or discounts or concessions allowed to such persons, and any profits received on the resale of the shares may be deemed to be underwriting discounts and commissions under the Act.
     In the event for any reason that the registration statement does not become effective or the Selling Stockholders do not deliver the $60,000,000 to the Company, the 6,000,000 shares will be returned to the Company for cancellation on the Company's stock transfer records. There are no specific conditions and the Company knows of no reason, with the exception of the failure of its registration statement to become effective, for the Selling Stockholders not to deliver the funds for the Common Stock.

     The following table sets forth as of the date hereof, certain information regarding the beneficial ownership of the Company's Common Stock by each Selling Stockholder. Except as otherwise noted, the stockholders shown in the table have sole voting and investment power with respect to the securities. These Selling Stockholders are presented together in this table for convenience of presentation only.


                                                Securities     Securities to be
                                            Beneficially OwnedBeneficially Owned
                                           Prior to Offering(1 After Offering(1)
                                                                      Securities
     Name                        Number  Percentage  Offered   Number Percentage
   --------                     -------- ----------  --------  ------  ---------
Caledonian Trading Corporation  1,000,000    6.1%   1,000,000    -0-       0%
Eagle Technology Corporation    1,000,000    6.1%   1,000,000    -0-       0%
Falcon Commercial Enterprises
   Limited                      1,000,000    6.1%   1,000,000    -0-       0%
Falcon Sales Corporation        1,000,000    6.1%   1,000,000    -0-       0%
Protex International Limited    1,000,000    6.1%   1,000,000    -0-       0%
Westminster Computer Services
   Limited                      1,000,000    6.1%   1,000,000    -0-       0%

                              DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 100,000,000 shares of Common Stock, par value $.001 per share, of which 16,850,186 shares are issued and outstanding as of the date hereof, including the 6,000,000 shares of Common Stock being offered by the Selling Stockholders.

     All shares of Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company.

     Stockholders of the Company have no preemptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of Common Stock are, and all shares of Common Stock to be outstanding upon completion of this Offering will be, fully paid and non-assessable.

     As permitted by the provisions of the Idaho General Business Corporation Law (the "Idaho Code"), the Company has the power to indemnify any officer or director who, in their capacity as such, is made or threatened to be made a party to any suit or proceeding, whether criminal, administrative or investigative, if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. An officer or director shall be indemnified against expenses to the extent they have been successful on the merits or otherwise in defense of any action, suit or proceeding. Such indemnification is not exclusive of any other rights to which those seeking indemnification may be entitled under the By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise. Further, the Idaho Code permits a corporation to purchase and maintain liability insurance on behalf of its officers, directors, employees and agents.

     Also pursuant to the Idaho Code, a corporation may set forth in its articles of incorporation a provision eliminating or limiting in certain circumstances the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director. These provisions do not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 30-1-48 of the Idaho Code (relating to the declaration of dividends and purchase or redemption of shares in violation of the Idaho Code); or (iv) for any transaction from which the director derived an improper personal benefit. In addition, these provisions do not limit the right of the corporation or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief, which remedies may not be effective in all cases.

Convertible Debentures

     In March 1994,  the Company  issued to Regis  Investments  Company  Limited
("Regis") a convertible debenture in the face amount of $175,000 with an interest rate of ten percent (10%) per annum (the "Debenture"). The Debenture was issued by the Company in consideration for monies advanced to the Company by Regis. The Debenture provides for the holder to convert up to the full face amount of the Debenture into shares of the Company's authorized but unissued Common Stock at the conversion price of Three Cents ($.03) per share. Each share issued upon conversion of all or a portion of the Debenture include an "A" and a "B" share purchase warrant.

Each "A" and each "B" share purchase warrant entitles the holder to acquire one additional share of the Company's authorized but unissued Common Stock at the conversion price of Three Cents ($.03) per share. Each "A" and each "B" share purchase warrant is valid and may be converted into Common Stock for a period of two years following issuance. As of the date hereof, $69,000 of the Debenture have been converted into a total of 2,300,000 shares of Common Stock, 2,300,000 "A" share purchase warrants and 2,300,000 "B" share purchase warrants. If the balance of the Debenture and all the "A" and "B" share purchase warrants are converted into Common Stock, an additional 15,200,000 shares of Common Stock may be issued at the price of $.03 per share. See "Risk Factors Additional Dilution" and "Shares Eligible for Future Sales."

Stock Purchase Warrants

     From May 1994 through November 1995, the Company has granted an aggregate of 1,532,000 stock purchase warrants to various individuals, consultants, directors and officers of the Company. None of these stock purchase warrants have been registered under the Act. These warrants were granted in consideration for services rendered or beneficial contributions provided to the Company and/or for the expectation of future contributions to the success of the Company. The stock purchase warrants were issued to a total of thirty-six individuals or organizations at exercise prices ranging from $2.50 to $6.00, which represented the fair market value of the Common Stock at the time of grant, and for periods ranging from four to five years. The stock purchase warrants are conditional upon the Company having its Common Stock listed on the Nasdaq Stock Market and the Company reserves the right to include the shares underlying the warrants in a future registration statement by the Company at such time Board of Directors deems suitable. As of the date hereof, none of the stock purchase warrants have been exercised. If all of the stock purchase warrants are exercised, an additional shares of Common Stock may be issued at prices ranging from $2.50 to $6.00 per share. See "Risk Factors - Additional Dilution" and "Principal Stockholders."

Directors' Stock Options

     In May, 1994, the Company issued an aggregate of 360,000 stock options to three of its directors (120,000 options each). Each option is exercisable at any time prior to May 2000, unless extended by the Company for an additional five years, and entitles the holder to purchase one share of the Company's authorized but unissued Common Stock at the option price of $2.50 per share. As of the date hereof, none of the options have been exercised. If all of the options are exercised, an additional 360,000 shares of Common Stock may be issued at the price of $2.50 per share. See "Risk Factors - Additional Dilution" and "Principal Stockholders."

Miscellaneous

     All of the shares of Common Stock to be issued upon conversion of the stock purchase warrants, directors' stock options and convertible debentures will be deemed restricted securities as defined by Rule 144 of the Act.

     In June 1995, the Company initiated a private placement for 1,000,000 units at the offering price of $1.70 per unit, with each unit consisting of one share of Common Stock and one warrant entitling the holder to acquire one additional share of Common Stock at the exercise price of $1.70 per share. It was the intent of this private placement to raise funds periodically to finance the development of the Company. All 1,000,000 shares have been placed and a total of
   550,032 additional shares have been issued upon the exercise of warrants. As of June 30, 1996, 449,968 warrants are still outstanding, which warrants will expire in June 2000.

     In November 1995, the Company initiated a second private placement for 1,000,000 units at the offering price of $5.00 per unit, each unit consisting of one shares of Common Stock and two warrants entitling the holder to acquire two additional shares of Common Stock at the exercise price of $5.00 per share for the first two years after issuance, and $6.00 per share for the subsequent three years. The private placement expired on August 10, 1996 with no units having been issued. On that same date, the Company authorized a new offering of 250,000 shares at the offering price of $10.00 per share, to be reserved for the benefit of certain parties in relation to potential short-term bridge financing.

     In March 1996, the Company authorized 1,000,000 stock options for the possible future allocation to an individual and his associates for their services related to acquiring financing for the Company and for assisting in the completion of certain projects on behalf of the Company. These options are exercisable at $6.00 per share, with no expiration date, and are issuable at the discretion of the Board of Directors. As of the date hereof, no options have been issued.

     In October 1995, the Company authorized a convertible debenture which allows for the issuance of up to 900,000 shares of Common Stock and attached warrants to various individuals and companies in connection with the acquisition of CWH technology, expertise and operations. The conversion price is set at $3.00 per share and warrant. As of June 30, 1996, no shares have been issued pursuant to this debenture.

Transfer Agent and Warrant Agent

     The transfer agent and registrar for the Common Stock is Interstate Transfer Company, 56 West 400 South, Suite 260, Salt
Lake City, Utah 8410.

                             PLAN OF DISTRIBUTION

     Following the date of this Prospectus, the Selling Stockholders will be able to sell Common Stock covered hereunder from time to time in one or more transaction in market transaction at the then prevailing market prices and terms, or in negotiated transactions or otherwise, and without the payment of any underwriting discounts or commissions, except for usual and customary selling commissions paid to brokers or dealers. The Selling Stockholders also may sell such shares of Common Stock from time to time, as might be permitted under Rule 144 promulgated under the Act. As of the date hereof, the Company has not been advised when, or even whether the Selling Stockholders intend to sell such securities.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Shares Offered hereby will be freely tradeable without restriction or further registration under the Act, except for any Common Stock held by or purchased by an "affiliate" (as defined under the Act) of the Company. As of the date hereof, approximately 14,705,108 shares of Common Stock (including the 6,000,000 shares issued to the Selling Stockholders) held by the Company's current stockholders will constitute "restricted securities" within the meaning of Rule 144 under the Act and may be sold only pursuant to an effective registration statement under the Act or an applicable exemption, including an exemption under Rule 144.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as shares acquired from the issuer or an affiliate in a non-public transaction) for at least two years, as well as any person who purchases unrestricted shares in the open market who may be deemed an "affiliate" of the issuer, is entitled to sell, within any three-month period, a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares, or (ii) the average weekly trading volume in the shares during the four calendar weeks preceding each such sale. A person who is not deemed to be an "affiliate" of the issuer and who has held restricted shares for at least three years would be entitled to sell such shares without regard to the volume limitations described above. As defined in Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Sales of substantial amounts of restricted shares, or the perception that such sales may occur, could adversely affect prevailing market prices for the Common Stock.

     Beginning 90 days from the date of this Prospectus and during the 90 days immediately thereafter, in addition to the 6,000,000 shares offered hereby and 2,145,078 tradeable shares of Common Stock outstanding prior to the Offering, an additional 1,640,000 shares of Common Stock may be sold under Rule 144 of the Act subject to the volume and other restrictions of Rule 144. Beginning 180 days from the date of this Prospectus and during the 180 days immediately following, an additional 2,900,000 shares of Common Stock may be sold subject to the volume and other restrictions of Rule 144. The remaining 4,165,108 shares held by existing stockholders will become eligible for sale at various times over a period of less than two years, also under the provisions of Rule 144.

     In addition to the above, holders of certain Convertible Debentures may, at their discretion, currently convert their Debentures into an aggregate of 15,200,000 shares of the Company's Common Stock, which shares, commencing 90 days from the date of this Prospectus, would be immediately tradeable in the public market pursuant to the terms and volume limitations of Rule 144.

     Prior to this Offering, there has been a limited public market for the Common Stock and no predictions can be made of the effect, if any, that sales of the Common Stock under Rule 144 or the availability of the Common Stock for sale will have on the market price prevailing from time to time. Sales of substantial amounts of the Common Stock pursuant to Rule 144 could subsequently adversely affect the market price of the Common Stock.

                               LEGAL MATTERS

     Legal matters in connection with this Offering including the validity of the Shares, offered hereby will be passed upon for the Company by Leonard E. Neilson, Attorney at Law, P.C., 1121 East 3900 South, Suite C-200, Salt Lake City, Utah 84124. Mr. Neilson is also the beneficial owner of 7,000 shares of the Company's Common Stock, and 5,000 stock purchase warrants entitling him to purchase up to 5,000 shares of Common Stock at the purchase price of $2.50 per share prior to May 31, 1999.

                                EXPERTS

     The financial statements and schedule included in this Prospectus and in the Registration Statement have been audited by Jones, Jensen and Company, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                         ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities being offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and the exhibits and schedules thereto.

For further information with respect to the Company and the securities offered, reference is hereby made to the Registration Statement and the schedules and exhibits filed as a part thereof. Statements contained in this Prospectus concerning the contents or provisions of any contract, agreement or other document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration
Statement, which documents are materially complete. The Registration Statement, including the exhibits and schedules thereto, may be inspected, without charge, at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices located at 410 17th Street, Suite 700, Denver, Colorado 80202, 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Chicago, Illinois 60661. The Commission also maintains a web site at http://www.sec.gov. Copies of all or any portion of the Registration Statement can be obtained from the Commission, upon payment of prescribed fees.

                                           INDEPENDENT AUDITORS' REPORT

To the Board of Directors
VentureTech, Inc.
(A Development Stage Company)
San Francisco, California

We have audited the accompanying consolidated balance sheets of VentureTech, Inc. (a development stage company) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1995, 1994, and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of VentureTech, Inc. (a development stage company) as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the years ended December 31, 1995, 1994, and 1993 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 5 to the financial statements, the company is a development stage company with no significant operating results to date, there is substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones, Jensen & Company
Salt Lake City, Utah
June 9, 1996

                                                   VENTURETECH, INC.
                                             (A Development Stage Company)
                                              Consolidated Balance Sheets


                                                            ASSETS

                                                     June 30,         December 31,     December 31,
                                                      1996                 1995             1994
CURRENT ASSETS                                     (Unaudited)

  Cash and cash equivalents                        $    8,132        $     2,782     $     1,120
  Tax refunds receivable (Note 6)                         -                6,025              -
  Note receivable - related party (Note 3)                -                   -               -
                                                   -----------       -----------     -----------

     Total Current Assets                               8,132              8,807           1,120
                                                   -----------       -----------     -----------

PROPERTY AND EQUIPMENT (Note 2)                       162,969            104,180              -
                                                   -----------       -----------     -----------

OTHER ASSETS

  Investment (Note 10)                                158,112                -           250,000
  License fees (Note 11)                            2,250,000                -                 -
                                                   ----------         ----------     -----------

     Total Other Assets                             2,408,112                -            250,000
                                                   ----------        -----------     ------------

     TOTAL ASSETS                                $  2,579,213       $    112,987    $     251,120
                                                 ============       ============    =============


The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (A Development Stage Company)
                     Consolidated Balance Sheets (Continued)


                                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                  June 30,          December 31,        December 31,
                                                                   1996              1995                 1994
                                                                (Unaudited)
CURRENT LIABILITIES

  Accounts payable                                          $         43,840    $         22,286    $      11,122
  Interest payable                                                    36,460              27,709              -
  Unearned revenue (Note 14)                                         550,000              -                   -
  Related party payables (Note 3)                                    350,000              31,946           20,417
  License fees payable (Note 11)                                     800,000              -                   -
                                                            ----------------     ---------------    -------------

     Total Current Liabilities                                     1,780,300              81,941           31,539
                                                            ----------------    ----------------    -------------

CONVERTIBLE DEBENTURE - Related
 Party (Note 4)                                                      106,000             175,000          175,000
                                                            ----------------    ----------------    -------------

STOCKHOLDERS' EQUITY (DEFICIT)

  Common stock;  100,000,000 shares authorized of
   $0.001 par value,  16,850,186, 7,591,928 and
   3,800,154 shares issued and outstanding,
   respectively                                                       16,850               7,592           3,800
  Additional paid-in capital                                      63,036,729           1,347,882         412,896
  Stock subscription receivable (Note 15)                        (60,000,000)             -                   -
  Deficit accumulated during the
   development stage                                              (2,360,666)         (1,409,350)       (372,115)
  Foreign currency translation
   adjustment (Note 7)                                                -                  (90,078)             -
                                                             ---------------        ------------       ---------

     Total Stockholders' Equity (Deficit)                            692,913            (143,954)         44,581
                                                             ---------------        -------------      ---------

     TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY (DEFICIT)                                      $      2,579,213    $        112,987    $    251,120
                                                            ================    ================    ============

The accompanying notes are an integral part of these consolidated financial statements



                                                          VENTURETECH, INC.
                                                    (A Development Stage Company)
                                                Consolidated Statements of Operations

                                                     For the Years Ended
                                                         December 31,
                                           1995             1994                1993
                                    ---------------    --------------    ------------
REVENUE                             $        -         $       -         $        -
                                    ---------------    --------------    ----------

EXPENSES

 Research and development                    -                 -                  -
  General and administrative              906,518            29,190           15,200
  Depreciation                               -                 -                  -
                                     ---------------    --------------    ----------

     Total Expenses                       906,518            29,190           15,200
                                     ---------------    --------------    ---------------

     NET INCOME (LOSS) FROM
      OPERATIONS                        (906,518)          (29,190)          (15,200)

OTHER INCOME (EXPENSE)

  Interest expense                       (27,709)              -                  -
                                   ---------------    --------------     ----------
       Total Other Income (Expense)      (27,709)              -                  -
                                   ---------------    --------------    ----------

INCOME (LOSS) BEFORE LOSS
 FROM DISCONTINUED
 OPERATIONS AND PROVISION
 FOR INCOME TAXES                      (934,227)          (29,190)           (15,200)

LOSS FROM DISCONTINUED
 OPERATIONS                            (103,008)              -                  -

INCOME TAXES (BENEFIT)                     -                  -                  -
                                  ---------------    --------------       ----------

NET INCOME (LOSS)               $    (1,037,235)   $      (29,190)   $       (15,200)
                                 ===============    ==============    ===============

INCOME (LOSS) PER SHARE         $         (0.25)   $        (0.01)   $         (0.01)
                                ===============    ==============    ===============

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                4,177,136         3,695,920          1,960,154
                                ===============    ==============    ===============

The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (A Development Stage Company)
                Consolidated Statements of Operations (Continued)


                                                                                                                    From
                                                                                                                Inception on
                                                                                                                 January 1,
                                                     For the Six Months              r the Three Months         1986 Through
                                                      Ended June 30,                   Ended June 30,              June 30,
                                                  1996               1995            1996             1995           1996
                                           ----------------    -------------   -------------    -------------   ------------
                                               (Unaudited)       (Unaudited)     (Unaudited)     (Unaudited)      (Unaudited)

REVENUE                                    $         -         $      -        $      -         $      -        $     5,645
                                           ----------------    -------------   -------------    -------------   -------------

EXPENSES

  Research and development                           -                -               -                -             50,215
  General and administrative                        896,792          250,620         402,390          150,713     2,130,854
  Depreciation                                       11,568           -                8,252           -             11,568
                                           ----------------    -------------   -------------    -------------   ------------

     Total Expenses                                 908,360          250,620         410,642          150,713     2,192,637
                                           ----------------    -------------   -------------    -------------   ------------

     NET INCOME (LOSS) FROM
      OPERATIONS                                   (908,360)        (250,620)       (410,642)        (150,713)   (2,186,992)
                                           ----------------    -------------   -------------    -------------   ------------

OTHER INCOME (EXPENSE)

  Interest expense                                   (8,750)         (14,875)         (4,375)          (7,437)      (36,459)
                                           ----------------    -------------   -------------    -------------   ------------

     Total Other Income (Expense)                    (8,750)         (14,875)         (4,375)          (7,437)      (36,459)
                                           ----------------    -------------   -------------    -------------   -------------

INCOME (LOSS) BEFORE LOSS
 FROM DISCONTINUED
 OPERATIONS AND PROVISION
 FOR INCOME TAXES                                  (917,110)        (265,495)       (415,017)        (158,150)    (2,223,451)

LOSS FROM DISCONTINUED
 OPERATIONS                                         (34,206)         (62,686)         -               (27,770)      (137,215)

INCOME TAXES (BENEFIT)                               -                -               -                -                  -
                                           ----------------    -------------   -------------    -------------   ------------

NET INCOME (LOSS)                          $       (951,316)   $    (328,181)  $    (415,017)   $    (185,920)  $ (2,360,666)
                                           ================    =============   =============    =============   ============

INCOME (LOSS) PER SHARE                    $          (0.08)   $       (0.08)  $       (0.04)   $       (0.05)
                                           ================    =============   =============    =============

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                           11,650,880        4,165,502       9,621,404        3,800,154
                                           ================    =============   =============    =============

The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (a Development Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit)

                                                           Deficit
                                                         Accumulated
                                                          Additional   uring the
                                        Common Stock         Paid-in Development
                                   Shares         Amount      Capital     Stage
Balance at January 1, 1986         278,692     $    279     $   (279)   $    -

Assessment of existing
 shareholders to increase
 paid-in capital                      -              -         8,722         -

Net loss for the year ended
 December 31, 1987                    -              -           -      (8,722)
                                  -----------   ----------- --------- ---------

Balance, December 31, 1987          278,692         279        8,443    (8,722)

Stock issued to an  individual
 who became an officer and
 director for services performed
 to  acquire  rights to  Harvard
 Medical  Project  on July 13, 1988
 recorded at predecessor cost of
 $0.00 per share                  1,188,889       1,189      (1,189)       -

Stock issued to Spartan
 Medical Corporation to
 acquire rights to the Harvard
 Medical Project on
 November 1, 1988 recorded at
 predecessor cost of $0.00 per
 share                             200,000         200       (200)         -

Net loss for the year ended
 December 31, 1988                    -             -          -       (5,644)
                                 ----------    ----------   ---------- -------

Balance, December 31, 1988       1,667,581    $  1,668     $7,054    $(14,366)
                                ----------    ---------    --------  ---------



The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (a Development Stage Company)
      Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                                      Deficit
                                                                    Accumulated
                                                         Additional   During the
                                       Common Stock        Paid-in   Development
                                    Shares       Amount     Capital      Stage

Balance forward                   1,667,581    $  1,668     $ 7,054  $ (14,366)

Stock issued for services
 at an average price of
 $0.21 per share                     61,667          62      12,638        -

Stock issued for cash in
 private placements at an
 average price of $2.48              98,005          98     242,502        -

Stock offering costs offset
 against paid-in capital               -             -      (93,687)       -

Net loss for the year ended
 December 31, 1989                     -             -         -      (134,399)
                                 -----------     ------    --------  ----------

Balance, December 31, 1989       1,827,253        1,828    168,507     (148,765)

Stock issued for services
 valued at $0.06 per share          19,301           19      1,140           -

Stock issued to an individual
 for services valued at
 $12.00 per share                    1,667            1     19,999           -

Stock issued to individuals
 for $3.92 per share                11,933           12     46,788           -

Net loss for the year ended
 December 31, 1990                    -              -         -      (174,522)
                                  --------      ---------  --------- ----------

Balance, December 31, 1990       1,860,154      $ 1,860    $236,434  $(323,287)
                                 ---------     --------    --------  ---------


                Accompanying notes are an integral part of these
                       consolidated financial statements

                                VENTURETECH, INC.
                          (a Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)

                                                                                                   Deficit
                                                                                                 Accumulated
                                                                               Additional         During the
                                                  Common Stock                  Paid-in           Development
                                              Shares         Amount             Capital              Stage

Balance forward                             1,860,154     $     1,860         $  236,434     $     (323,287)

Stock issued to Ballater, Ltd. in
 exchange for services recorded
 at predecessor cost of $0.00 per
 share                                       100,000              100               (100)            -

Net loss for the year ended
 December 31, 1991                              -                   -                  -             (2,457)
                                            ---------      -----------        -------------   --------------

Balance, December 31, 1991                 1,960,154            1,960            236,334           (325,744)

Debt converted into additional
 paid-in capital by
 Park Avenue, Inc.                              -                   -             45,750             -

Debt converted into additional
 paid-in capital by
 stockholder                                    -                   -            12,400              -

Net loss for the year ended
 December 31, 1992                              -                   -                  -             (1,981)
                                          ----------         ----------       ------------     -------------

Balance, December 31, 1992                 1,960,154             1,960          294,484           (327,725)

Common stock issued in settlement
 of debt at $0.012 per share               1,500,000             1,500           16,252              -

Net loss for the year ended
 December 31, 1993                              -                  -                 -             (15,200)
                                           ---------        -----------      -----------       -------------

Balance, December 31, 1993                 3,460,154             3,460          310,736           (342,925)

Common stock issued for cash
 at $0.50 per share                          340,000                340            169,660             -

Stock issuance costs                            -                    -             (67,500)            -

Net loss for the year ended
 December 31, 1994                              -                    -                  -         (29,190)
                                            ----------          ----------        ----------     ----------

Balance, December 31, 1994                  3,800,154         $   3,800        $   412,896     $(372,115)
                                            ----------         ---------        -----------    ------------


The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (A Development Stage Company)
            Consolidated Statements of Stockholders' Equity (Deficit)


                                                                               Additional            Stock
                                                         Common Stock           Paid-in           Subscription     Accumulated
                                            Shares             Amount           Capital            Receivable        Deficit

Balance forwarded                            3,800,154   $         3,800   $        412,896   $         -         $     (372,115)

Common stock issued to
 acquire Tessier Resources Ltd.              3,200,000             3,200            (80,856)            -                 -

Debt converted into additional
 paid-in capital                                -                 -                  10,417             -                 -

Common stock issued in
 settlement of debt at $1.70
 per share                                     591,774               592          1,005,425             -                 -

Net loss for the year ended
 December 31, 1995                              -                 -                  -                  -             (1,037,235)
                                         -------------   ---------------   ----------------   ----------------    --------------

Balance, December 31, 1995                   7,591,928             7,592          1,347,882             -             (1,409,350)

Common stock issued in
 settlement of debt at $1.70
 per share (Unaudited)                         958,258               958          1,628,147             -                 -

Common stock issued as a
 partial conversion of the
 convertible debenture at
 $0.03 per share (Unaudited)                 2,300,000             2,300             66,700             -                 -

Common stock issued for
 cash at $10.00 per share
 (Unaudited)                                 6,000,000             6,000         59,994,000        (60,000,000)           -

Net loss for the six months
 ended June 30, 1996
 (Unaudited)                                    -                 -                  -                  -               (951,316)
                                         -------------   ---------------   ----------------   ----------------    --------------

Balance, June 30, 1996
 (Unaudited)                                16,850,186   $        16,850   $     63,036,729   $    (60,000,000)   $   (2,360,666)
                                         =============   ===============   ================   ================    ==============

The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                              For the Years Ended
                                                                   December 31,
                                                      1995             1994           1993
                                                --------------    ------------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net income (loss)                             $  (1,037,235)     $  (29,190)   $  (15,200)
  Adjustments to reconcile net
  Income (loss) to net cash:
  Common stock issued for services                        400            -              -
  Depreciation                                         25,783            -              -
  Loss on sale of investments                             -              -              -
  Changes in assets and liabilities:
  (Increase) decrease in accounts
   receivables and related receivables                 (6,025)           -              -
  (Increase) decrease note receivable                     -              -              -
  Increase (decrease) deferred revenue                    -              -              -
  Increase (decrease) in accounts
   payable and other current liabilities               60,820          2,689         (2,753)
                                                -------------      ----------      ----------

     Net Cash Used by Operating Activities           (956,257)       (26,501)       (17,953)
                                                -------------      -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of investments                                 -         (250,000)           -
  Sale of investments                                     -              -              -
  Purchase of fixed assets                           (51,320)            -              -
  Disposal of fixed assets                             3,223             -              -
  Purchase of license fees                                -              -              -
                                                --------------     -----------     ----------

     Net Cash Used by Investing Activities           (48,097)       (250,000)           -
                                                --------------     ------------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Issuance of convertible debenture                       -          175,000            -
  Conversion of debt to equity                            -              -            17,752
  Proceeds from notes payable                      1,006,016             -               -
  Common stock issued for cash                            -          102,500             -
  Shareholder assessment                                  -              -               -
                                                -------------      ------------    ----------

    Net Cash Provided by Financing Activities    $ 1,006,016      $  277,500       $   17,752
                                                 ------------     -------------    -----------

The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)

                                                            For the Years Ended
                                                                   December 31,
                                             1995          1994          1993
                                         ----------     ---------    ----------

NET INCREASE (DECREASE)
 IN CASH                                 $  1,662       $    999     $    (201)

CASH AT BEGINNING OF
 PERIOD                                     1,120            121           322
                                         ----------      ---------    ---------

CASH AT END OF PERIOD                    $  2,782       $  1,120     $     121
                                         ==========      =========    =========


SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

  Interest                               $    -         $     -      $     -
  Income taxes                           $    -         $     -      $     -

NON CASH FINANCING ACTIVITIES:

  Conversion of debt into
   additional paid-in capital            $  10,417      $     -      $     -
  Common stock issued in
   settlement of debt                   $1,006,016      $     -      $  17,752

The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                                                   From
                                                                                                              Inception on
                                                                                                                January 1,
                                                    For the Six Months             For the Three Months        1986 Through
                                                      Ended June 30,                   Ended June 30,             June 30,
                                                 1996              1995             1996             1995           1996
                                             ------------      -------------     -----------    -------------    ----------
                                              (Unaudited)       (Unaudited)      (Unaudited)      (Unaudited)    (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES

  Net income (loss)                         $   (951,316)      $  (328,181)     $  (415,017)    $ (185,920)   $ (2,360,666)
  Adjustments to reconcile net
  Income (loss) to net cash:
  Common stock issued for services                   -                 -               -              -             34,259
  Depreciation                                    11,568            18,000            8,252         12,910          37,351
  Loss on sale of investments                        -                 -               -              -             20,390
  Changes in assets and liabilities:
  (Increase) decrease in accounts
   receivables and related receivables               -             (35,642)            -              -             (6,025)
  (Increase) decrease note receivable                -                 -           200,000            -                -
  Increase (decrease) deferred revenue           550,000               -               -              -            550,000
  Increase (decrease) in accounts
   payable and other current liabilities         (56,463)           (1,164)          22,881           1,329         33,701
                                                 -------            -------          ------          -----          ------

     Net Cash Used by
      Operating Activities                      (446,211)         (346,987)        (183,884)       (171,681)    (1,690,990)
                                              ------------      ------------        -------        ---------    ------------

CASH FLOWS FROM
 INVESTING ACTIVITIES

  Purchase of investments                       (103,008)              -               -              -           (378,313)
  Sale of investments                                -                 -               -              -              7,110
  Purchase of fixed assets                      (174,538)         (100,000)        (35,167)         (15,012)      (225,858)
  Disposal of fixed assets                           -                 -               -              -              3,223
  Purchase of license fees                    (1,450,000)              -          (850,000)           -         (1,450,000)
                                              ------------      ------------      ----------        --------    ------------

     Net Cash Used by
       Investing Activities                   (1,727,546)         (100,000)       (885,167)         (15,012)    (2,043,838)
                                              -----------       ------------      ----------       ---------    ------------

CASH FLOWS FROM
 FINANCING ACTIVITIES

  Issuance of convertible debenture                  -                  -               -               -          175,000
  Conversion of debt to equity                       -                  -               -               -           75,902
  Proceeds from notes payable                  2,179,106            451,518       1,062,446         189,820      3,185,122
  Common stock issued for cash                       -                  -               -               -          298,213
  Shareholder assessment                             -                  -               -               -            8,722
                                            ---------------    ---------------   -------------   -------------    ---------

    Net Cash Provided by
     Financing Activities                   $     2,179,106    $       451,518   $   1,062,446   $     189,820   $3,742,959
                                            ---------------    ---------------   -------------   -------------    ----------

The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (A Development Stage Company)
                Consolidated Statements of Cash Flows (Continued)

                                                                                                                         From
                                                                                                                     Inception on
                                                                                                                      January 1,
                                                    For the Six Months                For the Three Months 1986 Through
                                                       Ended June 30,                    Ended June 30,        June 30,
                                                  1996               1995             1996            1995             1996
                                            ---------------    ---------------   -------------   -------------    ----------
                                               (Unaudited)       (Unaudited)       (Unaudited)      (Unaudited)   (Unaudited)
NET INCREASE (DECREASE)
 IN CASH                                    $         5,349    $         4,531   $      (6,605)  $       3,127    $    8,131

CASH AT BEGINNING OF
 PERIOD                                               2,782              1,120          14,737           2,524             -
                                            ---------------    ---------------   -------------   -------------    ----------

CASH AT END OF PERIOD                       $         8,131    $         5,651   $       8,132   $       5,651    $    8,131
                                            ===============    ===============   =============   =============    ==========


SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

  Interest                                  $        -         $        -        $      -        $      -         $        -
  Income taxes                              $        -         $        -        $      -        $      -         $        -

NON CASH FINANCING ACTIVITIES:

  Conversion of debt into
   additional paid-in capital               $        -         $        -        $      -        $      -         $    75,902
  Common stock issued in
   settlement of debt                       $     1,979,106    $        -        $     712,446   $      -         $ 2,652,874

The accompanying notes are an integral part of these consolidated financial statements

                                VENTURETECH, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                  June 30, 1996 and December 31, 1995 and 1994

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

             The consolidated financial statements presented are those of VentureTech, Inc.

             VentureTech, Inc. (VTI) was incorporated on July 19, 1948 under the laws of the State of Idaho. VTI has had limited activity since the mid 1950's and is considered a development stage company because no significant revenues have been realized and planned principal operations have not yet commenced. The Company is engaged in the development, acquisition and licensing of certain computer based technology designed to ultimately offer a full range of casino style gaming, entertainment, information and financial transaction services over the world-wide Internet. The Company intends to establish a series of multi-cultural/multi-ethnic virtual casinos over the Internet from authorized locations around the world.

             Tessier Resources Ltd (TRL) was incorporated on September 24, 1990 under the laws of the Province of Manitoba. TRL is currently engaged in the research and development of an apparatus for removing ice and is considered a development stage company because no significant revenues have been realized and planned principal operations have not yet commenced.

             Pulverizer Systems, Inc. (PSI) was incorporated on January 10, 1994 under the laws of the Province of Manitoba. PSI was organized for the purpose of marketing TRL's snow and ice removal machines and is a fully owned subsidiary of TRL. PSI is considered a development stage company as no significant revenues have been realized and planned principal operations have not yet commenced.

             On March 17, 1995, VentureTech, Inc. (VTI) acquired all of the outstanding common stock of Tessier Resources Ltd. (TRL) in exchange for $250,000 and 3,200,000 shares of VTI's common stock.

             On March 13, 1996, VentureTech, Inc. (VTI) sold Tessier Resources, Ltd, to Kaniksu Ventures, Inc. (Kaniksu). The financial statements presented are consolidated at December 31, 1995 and show the investment in Kaniksu at June 30, 1996 carried at cost.
             (Notes 9 and 10)

             Cybernet Currency Clearing, Inc. (CCCI) was incorporated on August 23, 1995 under the laws of the state of Nevada as a foreign corporation to provide encoding protection for secure Internet transactions. CCC is considered a development stage company because no revenues have been realized and planned principal operations have not yet begun.

             Euro Asian E-Casinos, Inc (E-Casinos) was incorporated on April 18, 1996 in accordance with the Associates Law of the Republic of the Marshall Islands as a foreign corporation to own and operate full service gaming casinos on the internationally accessible Internet. E-Casinos is considered a development stage company because no revenues have been realized and planned principal operations have not yet begun.

                                VENTURETECH, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                  June 30, 1996 and December 31, 1995 and 1994

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             a. Accounting Method

             The Company's financial statements are prepared using the accrual method of accounting.

             b. Loss Per Share

             The computation of loss per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements. Common stock equivalents are anti-dilutive.

             c. Provision for Taxes

             At June 30, 1996, the Company has net operating loss carryforwards of approximately $2,360,000 that may be offset against future taxable income through 2010. No tax benefit has been reported in the 1996 financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards will be offset by a valuation allowance of the same amount.

             d. Cash and Cash Equivalents

             The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

             e. Principles of Consolidation

     The December 31, 1995 and 1994 consolidated financial statements include those of VentureTech, Inc. and its wholly-owned subsidiaries, Tessier Resources Ltd. and Pulverizer Systems, Inc. All significant intercompany accounts and transactions have been eliminated. The June 30, 1996 financial statements are consolidated with CCCI and E-Casinos.

f. Property and Equipment

             Office equipment is recorded at cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation of office equipment is computed using the declining balance method over the estimated useful life of the asset.
             Depreciation expense for the period ended June 30, 1996 and the years ended December 31, 1995 and 1994 was $11,568 and $-0- and $-0-, respectively.

                                                 VENTURETECH, INC.
                                           (A Development Stage Company)
                                  Notes to the Consolidated Financial Statements
                                   June 30, 1996 and December 31, 1995 and 1994

NOTE 2 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

             f. Property and Equipment (Continued)

             Machinery and equipment consists of costs of materials and contract services provided in connection with the construction of two snow and ice removal machines. Depreciation of machinery and equipment is computed using the straight line method over the estimated useful life of the asset. Depreciation expense for the years ended December 31, 1995 and 1994 was $25,245 and $569, respectively. These amounts were subsequently reclassified to loss from discontinued operations.

             Property and equipment consists of the following:

                                    June 30,       December 31,    December 31,
                                     1996              1995            1994
                                   ---------       ------------    ----------
                                  (Unaudited)
   Machinery and equipment         $   -            $ 128,922       $   -
   Office equipment                 163,625             1,041           -
   Leasehold improvements            10,913              -              -
   Accumulated depreciation         (11,569)          (25,783)          -
                                   ---------        ----------     ----------

           Net Equipment           $162,969         $ 104,180      $    -
                                   =========        ==========     ==========

             g. Recently Issued Accounting Standards

             In March 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Impairment of Long-Lived
             Assets." (FAS 121) This new standard is effective for years beginning after December 15, 1995 and would change the Company's method of determining impairment of long-lived assets. Although the Company has not performed a detailed analysis of the impact of this new standard on the Company's financial statements, the Company does not believe that adoption of the new standard will have a material effect on the financial statements.

             In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS
             123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company currently intends to adopt the fair value accounting prescribed by FAS 123. However, the Company intends to continue its analysis of FAS 123 to determine its ultimate effect in the future.

                                VENTURETECH, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                  June 30, 1996 and December 31, 1995 and 1994

NOTE 2 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

             h. Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - RELATED PARTY TRANSACTIONS

             On June 30, 1996, the Company issued 419,086 shares of its common stock in consideration of money owed to a related party. At the date of the issuance $712,445 was owed. At June 30, 1996 $350,000 was still owed by the Company. This note payable is non interest bearing and is due upon demand. (Note 13).

             In April, 1996, the Company issued 2,300,000 shares of its common stock as a partial conversion of the convertible debenture. The shares were issued at $0.03 per share (Note 4).

             On March 31, 1996, the Company issued 539,172 shares of its common stock in consideration of money owed to a related party. At the date of issuance $916,660 was owed (Note 13).

             On December 31, 1995, the Company issued 210,888 shares of its common stock in consideration of money owed to a related party. At the date of issuance $358,510 was owed (Note 13).

             On October 31, 1995, the Company issued 380,886 shares of its common stock in consideration of money owed to a related party. At the date of issuance $647,506 was owed (Note 13).

             The Company has granted 470,000 of the 1,532,000 warrants to officers and directors of the Company (Note 13). The warrants were issued at prices ranging from $2.50 to $5.75 which represented the fair market value of the stock at the time of grant, and for periods ranging from four to five years.

             The Company has received advances from certain officers, directors, shareholders and others in order to pay operating expenses of the Company. As of June 30, 1996 and December 31, 1995, and December 31, 1994, $350,000, $31,946 and $49,741, respectively, was owed by the Company as a result of these advances.

                                VENTURETECH, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                  June 30, 1996 and December 31, 1995 and 1994

NOTE 3 -     RELATED PARTY TRANSACTIONS (Continued)

             On May 14, 1994, officers and directors of the Company were issued stock options to purchase 120,000 shares of the Company's common stock at $2.50 per share. No compensation expense has been recorded as the option price exceeded the fair market value of the shares when the options were issued.

             On November 1, 1993, the Company issued 1,500,000 shares of its common stock in consideration of money owed to a related party. At the date of conversion $17,752 was owed.

NOTE 4 - CONVERTIBLE DEBENTURE

             In March of 1994, the Company issued a $175,000 fixed and floating convertible debenture. The debenture bears interest at 10% per annum. The debenture is convertible into common stock at a rate of $0.03 per share. The debenture carries "A" and "B" warrants to purchase additional shares of the Company's common stock. The terms of the warrants are also $0.03 per share. There is no time limit associated with the debenture; however, the warrants are exercisable only within two years of the initial share conversion. In April 1996, the Company issued 2,300,000 shares of common stock to convert $69,000 of the debenture. At June 30, 1996, the balance payable on the debenture was $106,000.

NOTE 5 - GOING CONCERN

             The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses from its inception through June 30, 1996. The Company does not have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek additional financing through private placements of its common stock.

NOTE 6 - TAX REFUNDS RECEIVABLE

             As of December 31, 1995 the Company had investment and goods and services tax refunds receivable of $6,025. The investment tax refunds are calculated based on research and development costs incurred during the respective period. The goods and services tax refunds are based on tax paid on goods purchased and services provided during the respective period.

NOTE 7 - FOREIGN CURRENCY TRANSLATION ADJUSTMENT

             Assets and liabilities of foreign operations have been translated into U.S. dollars at current, weighted-average and historical rates of exchange. Gains or losses on such translations are reflected as currency translation adjustments in stockholders' equity. Income and expense accounts have been translated into U.S. dollars at weighted-average rates of exchange.

                                VENTURETECH, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                  June 30, 1996 and December 31, 1995 and 1994

NOTE 8 - STOCK TRANSACTIONS

             On June 30, 1996, the Company issued 419,086 shares of is common stock in settlement of debt, valued at $1.70 per share (Notes 3 and 13).

             On May 6, 1996, the Company issued 6,000,000 shares of its common stock to an escrow agent who is to hold the shares until the Company is paid $60,000,000. This $60,000,000 is currently recorded as a stock subscription receivable (Note 15).

             During April 1996, the Company issued 2,300,000 shares of common stock as a partial conversion of the convertible debenture. The shares were issued at $0.03 per share and represented conversion of $69,000 of the initial $175,000 debenture.

             On March 31, 1996, the Company issued 539,172 shares of its common stock in settlement of debt, valued at $1.70 per share (Note 3, 13).

             On December 31, 1995, the Company issued 210,888 shares of its common stock in settlement of debt, valued at $1.70 per share (Note 3, 13).

             On October 31, 1995, the Company issued 380,886 shares of its common stock in settlement of debt, valued at $1.70 per share (Note 3, 13).

             During 1994, the Company issued 340,000 shares of its common stock for cash, at $0.50 per share. The Company incurred costs of $67,500 in connection with the stock offering which were offset to additional paid-in capital (Note 4).

             In November 1993, the Company issued 1,500,000 shares of its common stock in settlement of debt, valued at $0.012 per share (Note 3).

NOTE 9 -     DISCONTINUED OPERATIONS

             On March 14, 1996 the Company sold its subsidiary, Tessier Resources, LTD. to a public shell, Kaniksu Ventures, Inc.(Kaniksu). The financial statements have been restated to reflect this transaction as discontinued operations. (Note 10)

NOTE 10 -    INVESTMENT

             The investment represents a minority interest in Kaniksu after conversion of the convertible debenture. This investment came as a result of the sale of Tessier Resources, Ltd. Kaniksu gave the Company a convertible debenture valued at $3,000,000 in exchange for all of the issued and outstanding stock of Tessier Resources, Ltd. The debenture will mature in four (4) years and does not carry any interest. The debenture is convertible at anytime before repayment into an aggregate of 2,000,000 shares of authorized but previously issued unissued shares of Kaniksu common stock at a conversion price of $1.50 per share. The investment is being carried at its predecessor cost of $158,112 and no gain or loss was recognized on the sale.

                                VENTURETECH, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                  June 30, 1996 and December 31, 1995 and 1994

NOTE 11 -    LICENSE FEES

             The fees are amounts paid for software licenses and the rights to use the software related to the Company's conduct of its Internet related gaming.

             CasinoWorld Holdings, Ltd. (CasinoWorld)          $    2,000,000
             AlphaCom Data Security Services, Inc. (AlphaCom)         250,000

                  Total                                        $    2,250,000
                                                               ==============

             The CasinoWorld fee will be amortized over a period of 10 years. The AlphaCom fee will be amortized over a period of 30 years. Amortization will begin when operations commence. At June 30, 1996, the amount owing Casino World was $800,000.

NOTE 12 -    COMMITMENTS AND CONTINGENCIES

             The Company currently has signed license agreements with two companies (See Note 11) which have revenue sharing provisions. The first, CasinoWorld requires that the Company commit not less than $1,000,000 to promote its web site to clients in jurisdictions where Internet-based gambling is legal and pay CasinoWorld two thirds (2/3's) of the gross revenues generated by the Company after winnings and payouts at its website. The second, AlphaCom requires ongoing payments of 10% of the Company's net revenues which will be generated using AlphaCom's security software.

             Presently all building leases are month-to-month.

NOTE 13 - DILUTIVE INSTRUMENTS

             In June 1995 the Company initiated a private placement for 1,000,000 shares of its common stock with accompanying 1,000,000 warrants at $1.70 per share and warrant. As of June 30, 1996, the Company has issued 1,000,000 shares associated with this placement as well as 550,032 shares from the exercise of the warrants. Of the 1,550,032 shares which have been issued pursuant to this private placement, 591,774 shares were issued in 1995, while 958,258 shares were issued in 1996. As of June 30, 1996, 449,968 warrants are still outstanding. The remaining warrants expire in June 2000.

             In November 1995, the Company initiated a private placement for 1,000,000 shares of its common stock at an issue price of $5.00 per share. There are also 2,000,000 warrants attached. The warrants are exercisable at $5.00 per share for the first two years, and $6.00 per share for the next three years. As of June 30, 1996 no shares have been issued pursuant to this private placement.

             In October 1995, the Company authorized a debenture instrument which allows for the issuance of up to 900,000 shares and attached warrants to various individuals and companies in connection with the acquisition of CasinoWorld technology, expertise and operations. The stock issuance price is set at $3.00 per share and warrant. As of June 30, 1996, no shares have been issued pursuant to this debenture.

                                VENTURETECH, INC.
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                  June 30, 1996 and December 31, 1995 and 1994

NOTE 13 -    DILUTIVE INSTRUMENTS (Continued)

             In March 1996, the Company authorized 1,000,000 stock options for possible future allocation to an individual and his associates for their services in raising funds and completing projects for the Company. Issuance of these stock options are at the discretion of the Company's Board of Directors. The options are exercisable at $6.00 per share with no time limit associated with the allocation.

             Over the period of May 1994 through November 1995, the Company granted 1,532,000 warrants to certain individuals, consultants, Directors and Officers of the Company. These warrants were granted for services or beneficial contributions provided to the Company and/or for the expectation of future contributions to the success of the Company. The warrants were issued to thirty-five individuals or organizations at exercise prices ranging from $2.50 to $5.75, which represented the fair market value of the stock at the time of grant, and for periods ranging from four to five years. The warrants will be issued to these individuals or organizations pursuant to a warrant agreement with the Company. The Company intends to register the shares underlying these warrants at a time deemed suitable by management. The warrants are conditional upon the Company achieving its listing with the NASDAQ stock exchange.

NOTE 14 - UNEARNED REVENUE

             On February 15, 1996 the Company entered into an agreement to provide research and development services related to its Internet expertise. In connection with the agreement, the Company was paid $550,000. The Company is required to report the results of its research within a one (1) year period. As of June 30, 1996, the Company had not completed any of the research and development, accordingly the revenue is deferred in the accompanying financial statements.

NOTE 15 -    STOCK SUBSCRIPTION RECEIVABLE

             On May 6, 1996 the Company executed an escrow agreement which requires the Company to file with the Securities and Exchange Commission a registration statement relating to 6,000,000 shares of the Company's common stock. Upon the effectiveness of the registration statement, the escrow agent is obligated to deliver $60,000,000 to the Company and also to release the 6,000,000 shares of stock.

NOTE 16 -    SUBSEQUENT EVENTS

             In anticipation of the expiration (on August 10, 1996) of the private placement authorized in November 1995, the Company approved a private placement for 250,000 shares at $10.00 per share.

     No dealer,  salesman or any other
person has been  authorized to give any
information or to make any representations
other than those  contained in this
Prospectus,  and, if given or made, such
information or representation  must not               VENTURETECH, INC.
be relied upon as having been authorized
by the Company. Neither the delivery of
this Prospectus nor any sale made hereunder
shall under any circumstances create
any  implication  that there has been no
change in the  affairs  of the  Company               6,000,000 Shares of
since the date hereof. This Prospectus does              Common Stock
not constitute an offer to sell or a
solicitation  of an offer to buy any
securities  offered hereby by anyone in
any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.



                 TABLE OF CONTENTS



Page
Prospectus Summary.................................2
Risk Factors......................................11
The Company.......................................17
Dilution..........................................18
Use of Proceeds...................................19
Market Information................................21
Dividend Policy...................................22
Capitalization....................................22           PROSPECTUS
Selected Financial Data...........................24
Management's Discussion and Analysis of Financial
   Condition and Results of Operations            25
Business..........................................31
Management........................................48
Certain Transactions..............................51
Principal Stockholders............................53
Selling Stockholders..............................55
Description of Securities.........................57
Plan of Distribution..............................61
Shares Eligible for Future Sale                   61
Legal Matters.....................................62
Experts...........................................62
Additional Information............................62
Consolidated Financial Statements                F-1       Septmeber 11, 1996

                                         PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other expenses of Issuance and Distribution.

        The Company estimates that expenses in connection with the Offering will be as follows:

           Securities and Exchange Commission
           registration fee.............................         $      28,190
           Nasdaq Stock Market Application Fee..........                10,000
           Accountants' fees and expenses...............                20,000
           Legal fees and related expenses..............                60,000
           Printing.....................................                10,000
           Transfer agent and registrar fees and
           expenses.....................................                 5,000
           Cost related to private sale to Selling
           Stockholders.................................            12,000,000
           Miscellaneous................................                16,810
                                                                  ------------
           Total........................................          $ 12,150,000
                                                                  ============

Item 14.   Indemnification of Directors and Officers.

     The Company is incorporated under the laws of the State of Idaho. As permitted by the provisions of the Idaho General Business Corporation Law (the "Idaho Code"), the Company has the power to indemnify any officer or director who, in their capacity as such, is made or threatened to be made a party to any suit or proceeding, whether criminal, administrative or investigative, if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. An officer or director shall be indemnified against expenses to the extent they have been successful on the merits or otherwise in defense of any action, suit or proceeding. Such indemnification is not exclusive of any other rights to which those seeking indemnification may be entitled under the By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise. Further, the Idaho Code permits a corporation to purchase and maintain liability insurance on behalf of its officers, directors, employees and agents. Neither the Company's Articles of Incorporation or By-Laws make provisions for the indemnification of the Company's officers and directors nor for the purchase of liability insurance on behalf of its officers, directors, employees and agents. The Company does not maintain any such liability insurance.

     Also pursuant to the Idaho Code, a corporation may set forth in its articles of incorporation a provision eliminating or limiting in certain circumstances, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. These provisions do not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under
Section 30-1-48 of the Idaho Code (relating to the declaration of dividends and purchase or redemption of shares in violation of the Idaho Code); or (iv) for any transaction from which the director derived an improper personal benefit. In addition, these provisions do not limit the right of the corporation or its stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief, which remedies may not be effective in all cases.

     The Company's Articles of Incorporation do not include a provision to eliminate the personal liability for monetary damages for breach of fiduciary duty by a director of the Company. If the Company does adopt such a proposal in the future, it would not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 15.   Recent Sales of Unregistered Securities.

     The following table sets forth information relating to all previous sales of securities by the Registrant within the past three years that were not registered under the Securities Act of 1933, as amended (the "Act").

Date of Sale    Name of Purchaser       Type    Number    Consideration
- ------------    -----------------       ----    ------    -------------
12-28-93          Manatee Investments   (a)   1,500,000   Settlement of debt
                                                          valued by the Company
                                                          at $17,752
03-20-94          Regis Investment      (b)  17,500,000   $ 175,000
                    Company Limited
05-18-94 to       Thirty-six persons    (c)   1,532,000   Services, not valued
                                                          by  the 11-10-95
                                                        Company because exercise
                                                        prices of warrants equal
                                                        to current market price
                                                        at time of issuance
05-18-94          Three directors      (d)      360,000 Services, not valued by
                                                        the Company because
                                                        exercise price ofoptions
                                                        equal to  current market
                                                        price at timeof issuance
08-29-94          Regis Investment     (a)      170,000 $ 85,000
                    Company Limited
09-29-94          Barry Bampton        (a)      170,000 $ 85,000

03-17-95          Shareholders and     (a)    3,200,000 Exchange of shares of
                   assigns Tessier                      Tessier Resources, Inc.
                   Resources, Inc.
10-31-95          Enterprise Capital   (a)      380,886 Settlement of debt at
                    International, Inc.                 $1.70 per share (e)
12-31-95          Barry Worshoufsky    (a)      210,888 Settlement of debt at
                                                        $1.70 per share (e)

02-16-96          Barry Worshoufsky    (a)      408,226  Settlement of debt at
                                                         $1.70 per share (e)
03-31-96          Barry Worshoufsky    (a)      130,946  Settlement of debt at
                                                         $1.70 per share (e)
04-23-96          Regis Investment     (a)      300,000  Conversion of debenture
                   Company Limited                       at $.03 per share
04-29-96          Regis Investment     (a)    2,000,000  Conversion of debenture
                   Company Limited                       at $.03 per share
04-29-96          Six Selling          (a)    6,000,000  $60,000,000 upon
                   Stockholders                          effectiveness of this
                                                         registration statement.
                                                         shares held in escrow

06-30-96          Barry Worshoufsky    (a)      419,086  Settlement of debt at
                                                         $1.70 per share (e)


     Notes on following page
(a)      Common Stock.
(b) Convertible Debenture in the face amount of $175,000 which can ultimately be converted into 17,500,000 shares of Common Stock. The Convertible Debenture was issued on March 20, 1994 for the consideration of $175,000. Upon the conversion of all of the underlying shares of Common Stock at $.03 per share, the Company would receive $525,000 in consideration.
(c) Stock purchase warrants issued with various exercise prices equal to current market value of the Common Stock at time of issuance.
(d) Directors stock options with exercise price equal to current market value of the Common Stock at time of issuance.
(e) A total of 1,000,000 units issued periodically, each unit consisting of one shares of Common Stock and warrant, both the Common Stock and warrant valued at $1.70 each. A total of 550,032 warrants have been converted into shares of Common Stock.

     With respect to the issuance and/or sale of the aforementioned shares, the Registrant relied on the exemption from registration provided by Section 4(2) of the Act. Issuances of Common Stock for services were made in consideration for services rendered to the Company by employees or services performed for the Company by persons not otherwise affiliated with the Company. All of the shares issued to the aforementioned persons bore restrictive legends preventing their transfer except in accordance with the Act and the regulations promulgated thereunder. In addition, stop transfer instructions pertaining to these shares will be lodged with the Registrant's transfer agent.

Item 16.   Exhibits and Financial Statements Schedules.

     (a) The following exhibits are filed with this Registration
Statement:

Exhibit No.                                          Exhibit Name
  3.1        Articles of Incorporation and Amendments
  3.2        By-Laws
  4.1        Specimen Common Stock Certificates of Registrant
  5.1        Opinion of Leonard E. Neilson, P.C.
10.1         Non-Exclusive License Agreement
10.2         Operating, Revenue Sharing, and Management Services Agreement
10.3*        AlphaCom License Agreement
10.4         Escrow Agreement
10.5         Letter of Understanding with InfoServe
22.1         Subsidiaries of Registrant
23.1         Consent of Jones Jensen & Company, Independent Certified Public
              Accountants
23.2         Consent of Leonard E. Neilson, P.C. (included in Exhibit 5.1)
 *To be filed
     (b)     Financial Statement Schedules for Registrant.

         Schedules other than those listed above are omitted for the reason that
         they  are  not  required  or  are  not  applicable,   or  the  required
         information is shown in the financial statements or notes therein.

Item 17.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant's Certificate of Incorporation or provisions of Idaho law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on this 10th day of September, 1996.

                               VENTURETECH, INC.
                                  (REGISTRANT)


                              By:  /S/  KENNETH F. FITZPATRICK
                                   Kenneth F. Fitzpatrick, President and
                                    Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicate

      Signature                           Title                      Date


                                                            September 10, 1996
     /S/  KENNETH F. FITZPATRICK          President,
     Kenneth F. Fitzpatrick               Chief Executive
                                          Officer and Director



                                                             September 10, 1996
/s/ CRAIG J. BAMPTON                Vice President
    Craig J. Bampton                and Director



                                                             September 10, 1996
/S/  G. MICHAEL CARTMEL             Vice President
     G. Michael Cartmel             and Director



                                                             September 10, 1996
/S/  ARTHUR ROSENBERG               Chief Financial
     Arthur Rosenberg               Officer and Principal
                                    Accounting Officer

                                    EXHIBIT INDEX


Exhibit
Number                                          Document Description

  3.1                      Articles of Incorporation and Amendments
  3.2                      By-Laws
  4.1                      Specimen Stock Certificate
  5.1                      Opinion of Leonard E. Neilson, P.C.
10.1                       Non-Exclusive License Agreement
10.2                       Operating, Revenue Sharing, and Management Services
                           Agreement
10.3*                      AlphaCom License Agreement
10.4                       Escrow Agreement
10.5                       Letter of Understanding with InfoServe
21.1                       Subsidiaries of Registrant
23.1                       Consent of Jones, Jensen and Company, Independent
                           Certified Public Accountants
23.2                       Consent of Leonard E. Neilson, P.C.  (included in
                           Exhibit 5.1)
- ---------------

  *                        To be filed